EXHIBIT 99.2

CALDAS GOLD CORP. SPECIAL WARRANT INDENTURE

July 29, 2020

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SPECIAL WARRANT INDENTURE

THIS SPECIAL WARRANT INDENTURE made as of July 29, 2020.

BETWEEN:

CALDAS GOLD CORP., a corporation existing under the laws of the Province of British Columbia (the "Corporation")

OF THE FIRST PART

AND:

ODYSSEY TRUST COMPANY, a trust company existing under the laws of the Province of Alberta and authorized to carry on business in the Provinces of Alberta and British Columbia (the "Special Warrant Agent")

OF THE SECOND PART

WHEREAS pursuant to the terms of the Underwriting Agreement (as hereinafter defined), the Corporation proposes to issue and sell an aggregate of 22,222,222 Special Warrants (as hereinafter defined) at the purchase price of $2.25 per Special Warrant;

AND WHEREAS each Special Warrant shall entitle the holder thereof to acquire, upon exercise or deemed exercise thereof, one Unit (as hereinafter defined) without the payment of additional consideration and subject to adjustment in accordance with Article 4 hereof;

AND WHEREAS the Corporation is authorized to create and issue the Special Warrants;

AND WHEREAS the Corporation represents to the Special Warrant Agent that all necessary resolutions of the directors of the Corporation have been or will be duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Indenture and the execution and issue of the Special Warrants and to make the same legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Special Warrant Agent;

AND WHEREAS the Special Warrant Agent has been appointed by the Corporation and has agreed to act as agent on behalf of the Special Warrantholders (as hereinafter defined) on the terms and conditions set forth herein.

NOW THEREFORE THIS INDENTURE WITNESSETH THAT, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Indenture, unless there is something in the subject matter or context inconsistent therewith, the following words have the respective meaning indicated below:

(a) "1933 Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(b) "Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the 1933 Act;

(c) "Applicable Legislation" means the provisions, if any, for the time being, of any statute of Canada or a province or territory thereof, and of the regulations under such statute, relating to special warrant indentures and to the rights, duties and obligations of special warrant agents under special warrant indentures, and of corporations issuing their securities under special warrant indentures, to the extent that any such provisions are in force and applicable to this Indenture;

(d) "Authenticated" means (a) with respect to the issuance of a Special Warrant Certificate, one which has been duly signed by the Corporation and authenticated by manual signature of an authorized officer of the Special Warrant Agent, (b) with respect to the issuance of an Uncertificated Special Warrant, one in respect of which the Special Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Special Warrant are entered in the register of holders of Special Warrants, and "Authenticate", "Authenticating" and "Authentication" have the appropriate correlative meanings;

(e) "Book Entry Only Participants" means institutions that participate directly or indirectly in the Depository's book entry registration system for the Special Warrants;

(f) "Book Entry Only Special Warrants" means Special Warrants that are to be held only by or on behalf of the Depository;

(g) "Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business;

(h) "Capital Reorganization" has the meaning ascribed thereto in subsection 4.2(d);

(i) "CDS Global Special Warrants" means Special Warrants representing all or a portion of the aggregate number of Special Warrants issued in the name of the Depository or a nominee thereof represented by an Uncertificated Special Warrant, or if requested by the Depository or the Corporation, by a Special Warrant Certificate;

(j) "Closing" means the closing on the Closing Date of the Private Placement;

(k) "Closing Date" means July 29, 2020, being the closing date of the Private Placement;

(l) "Co-Lead Underwriters" means Scotia Capital Inc. and Canaccord Genuity Corp.;

(m) "Common Share Reorganization" has the meaning ascribed thereto in subsection 4.2(a);

(n) "Common Shares" means common shares in the capital of the Corporation;

(o) "Convertible Securities" has the meaning ascribed thereto in subsection 4.2(a);

(p) "Corporation" means Caldas Gold Corp., a corporation existing under the laws of the Province of British Columbia;

(q) "Corporation's auditors" means the firm of accountants serving as the auditors of the Corporation at the relevant time;

(r) "Counsel" means a barrister or solicitor or a firm of barristers and solicitors retained by the Special Warrant Agent or retained by the Corporation and acceptable to the Special Warrant Agent, which may or may not be counsel for the Corporation;

(s) "Current Market Price" of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded during the 20 consecutive Trading Days (on each of which at least 500 Common Shares are traded in board lots) ending on the third Trading Day immediately prior to such date on the TSXV, or if on such date the Common Shares are not listed on the TSXV, on any stock exchange on which such shares are listed as may be selected for such purpose by the directors or, if such shares are not listed on any stock exchange, then on such over-the-counter market in Canada as may be selected for such purpose by the directors, provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over- the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

(t) "Deemed Exercise Date" means, subject to Section 4.2(f), the earlier of:

(i) the date that is the fifth Business Day after the Qualification Date; and

(ii) the date that is four months and one day following the Closing Date;

(u) "Deemed Exercise Time" means 5:00 p.m. (Toronto time) on the Deemed Exercise Date;

(v) "Depository" means CDS Clearing and Depository Services Inc. or such other person as is designated in writing by the Corporation to act as depository in respect of the Special Warrants;

(w) "Designated Jurisdictions" means, collectively, each of the provinces of Canada, except Quebec, where Special Warrants are sold;

(x) "director" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to an action by the directors means an action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of such board;

(y) "Exercise Notice" has the meaning ascribed thereto in subsection 3.7(a);

(z) "Indenture", "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this special warrant indenture and not to any particular Article, Section, paragraph, clause, subdivision or portion hereof and include any indenture, deed or instrument supplemental or ancillary hereto, in each case, as may be amended from time to time; and the expressions "Article", "Section" and "paragraph" followed by a number mean and refer to the specified Article, Section or paragraph of this Indenture;

(aa) "Internal Procedures" means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register of Special Warrantholders at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Special Warrant Agent's internal procedures customary at such time for the entry, change or deletion made to be completed under the operating procedures followed at the time by the Special Warrant Agent, it being understood that neither the preparation nor the issuance of the Special Warrants shall constitute part of such procedures for any purpose of this definition;

(bb) "Officer's Certificate" means a certificate signed by a senior officer of the Corporation;

(cc) "Passport System" means the passport system procedures provided for under Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions;

(dd) "Penalty Units" has the meaning ascribed thereto in Section 4.1;

(ee) "person" means an individual, body corporate, partnership, trust, warrant agent, executor, administrator, legal representative or any unincorporated organization;

(ff) "Preliminary Prospectus" means a preliminary short form prospectus of the Corporation (in the English language), including documents incorporated or deemed to be incorporated by reference therein, filed with the Securities Regulators by the Corporation in connection with qualifying the distribution of the Underlying Securities underlying the Special Warrants in the Designated Jurisdictions;

(gg) "Private Placement" means the private placement of 22,222,222 Special Warrants pursuant to the Underwriting Agreement and the subscription agreements entered into on the Closing Date between the Corporation and purchasers of Special Warrants;

(hh) "Prospectus" means a (final) short form prospectus of the Corporation (in the English language), including documents incorporated or deemed to be incorporated by reference therein, filed with the Securities Regulators by the Corporation which qualifies the distribution of the Underlying Securities underlying the Special Warrants in the Designated Jurisdictions;

(ii) "Qualification Deadline" means 5:00 p.m. (Toronto time) on September 21, 2020;

(jj) "Qualification Date" means the date on which the principal regulator under the Passport System, issues the Receipt evidencing that each Securities Regulator has issued a receipt for the Prospectus;

(kk) "Qualified Institutional Buyer" means a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act, that is also an Accredited Investor;

(ll) "Receipt" means the receipt issued by the principal regulator under the Passport System, which is deemed to also be a receipt of the Securities Regulators of the other Designated Jurisdictions pursuant to the Passport System;

(mm) "Rights Offering" has the meaning ascribed thereto in subsection 4.2(b);

(nn) "Rights Period" has the meaning ascribed thereto in subsection 4.2(b);

(oo) "Securities Regulators" means, collectively, the securities commissions or other applicable securities regulatory authorities of each of the Designated Jurisdictions;

(pp) "Special Distribution" has the meaning ascribed thereto in subsection 4.2(c);

(qq) "Special Warrant" means a special warrant of the Corporation created by the Corporation, issued and Authenticated hereunder and entitling the holder thereof to acquire one Unit (provided that if a Receipt for the Prospectus is not issued prior to the Qualification Deadline then each holder of a Special Warrant will be entitled to 1.1 Units per Special Warrant held instead of one Unit) upon the exercise or deemed exercise thereof, in accordance with this Indenture, without payment of additional consideration or further action on the part of the Special Warrantholders, subject to adjustment as set out herein;

(rr) "Special Warrant Agent" means the special warrant agent under this Indenture, initially being Odyssey Trust Company, in its capacity as special warrant agent hereunder, having an office in Vancouver, British Columbia or such other address as it shall inform the Corporation and Special Warrantholders from time to time;

(ss) "Special Warrant Certificate" means a certificate evidencing one or more Special Warrants issuable hereunder, substantially in the form attached hereto as Schedule "A";

(tt) "Special Warrantholder" means the registered holder from time to time of an outstanding Special Warrant;

(uu) "Subsidiary of the Corporation" means a corporation of which voting securities carrying a majority of the votes attached to all outstanding voting securities of such corporation are owned, directly or indirectly, by the Corporation or by one or more subsidiaries of the Corporation, or by the Corporation and one or more subsidiaries of the Corporation and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

(vv) "Trading Day" means any day on which the facilities of the TSXV, or, if the Common Shares are not listed thereon, the facilities of any stock exchange on which the Common Shares are then listed, or, if the Common Shares are not listed thereon, an over-the-counter market in Canada as may be selected by the directors on which the Common Shares are traded, is open for trading;

(ww) "Transaction Instruction" means a written order signed by the holder or the Depository entitled to request that one or more actions be taken, or such other form as may be reasonably acceptable to the Special Warrant Agent, requesting one or more such actions to be taken in respect of an Uncertificated Special Warrant;

(xx) "TSXV" means the TSX Venture Exchange;

(yy) "Uncertificated Special Warrant" means any Special Warrant which is not represented by a Special Warrant Certificate;

(zz) "Underlying Security" means either an Underlying Share or an Underlying Warrant, and "Underlying Securities" means both an Underlying Share and an Underlying Warrant;

(aaa) "Underlying Share" means one Common Share, subject to adjustment in accordance with Article 4;

(bbb) "Underlying Warrant" means one Common Share purchase warrant, each being exercisable to acquire one Common Share for a period of five (5) years following the Closing Date at a price of $2.75 per Common Share, subject to adjustment in accordance with Article 4;

(ccc) "Underwriters" means the Co-Lead Underwriters, together with a syndicate of underwriters, including Stifel Nicolaus Canada Inc. and Red Cloud Securities, being the underwriters with respect to the Private Placement;

(ddd) "Underwriting Agreement" means the underwriting agreement dated as of July 29, 2020 between the Corporation and the Underwriters;

(eee) "Unit" means a unit of the Corporation, comprised of one Underlying Share and one Underlying Warrant, subject to adjustment in accordance with Article 4;

(fff) "U.S. Person" and "United States" have the meanings ascribed thereto in Regulation S under the 1933 Act;

(ggg) "Warrant Indenture" means the warrant indenture governing the terms of the Underlying Warrants between the Corporation and Odyssey Trust Company in its capacity as warrant agent, dated July 29, 2020; and

(hhh) "written order of the Corporation", "written direction of the Corporation", "written request of the Corporation", "written consent of the Corporation" and "certificate of the Corporation" and "any other document required to be signed by the Corporation", means, respectively, a written order, direction, request, consent, certificate or other document signed in the name of the Corporation by any officer or director and may consist of one or more instruments so executed.

1.2 Headings

The division of this Indenture into Articles, Sections or other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Special Warrants.

1.3 Gender

Words importing the singular number also include the plural and vice versa and words importing a particular gender or neuter include both genders and neuters.

1.4 Weekends and Holidays

If the date for the taking of any action under this Indenture expires on a day which is not a Business Day, such action may be taken on the next succeeding Business Day with the same force and effect as if taken within the period for the taking of such action.

1.5 Meaning of "Outstanding"

Every Special Warrant represented by a Special Warrant Certificate countersigned by the Special Warrant Agent or Uncertificated Special Warrant that has been Authenticated and delivered to the holder thereof is deemed to be outstanding until it is cancelled or delivered to the Special Warrant Agent for cancellation or until the Deemed Exercise Time. Where a new Special Warrant Certificate has been issued pursuant to Section 2.7 to replace one which has been mutilated, lost, stolen or destroyed, the Special Warrants represented by only one of such Special Warrant Certificates are counted for the purpose of determining the aggregate number of Special Warrants outstanding. A Special Warrant Certificate representing a number of Special Warrants which has been partially exercised will be deemed to be outstanding only to the extent of the unexercised portion of the Special Warrants.

1.6 Time

Time is of the essence hereof and of each Special Warrant Certificate.

1.7 Applicable Law

This Indenture and each Special Warrant Certificate are subject to and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.8 Severability

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under Applicable Legislation. In the event that any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect under Applicable Legislation the validity, legality and enforceability of the remainder of such provision and any other provision hereof shall not be affected or impaired thereby.

1.9 Currency

All references to currency herein and in the Special Warrant Certificates are to Canadian dollars unless otherwise indicated.

1.10 Conflicts

In the event of any conflict or inconsistency between the provisions of this Indenture and the Special Warrant Certificates, the provisions of this Indenture will govern.

1.11 Schedules

The attached Schedule "A", Schedule "B" and Schedule "C" are incorporated into and form part of this Indenture.

ARTICLE 2

ISSUE AND PURCHASE OF SPECIAL WARRANTS

2.1 Creation, Form and Terms of Special Warrants

(a) The Corporation hereby creates and authorizes for issuance 22,222,222 Special Warrants.

(b) The Special Warrants shall be executed by the Corporation and Authenticated by, or on behalf of, the Special Warrant Agent upon the written order of the Corporation and delivered by the Special Warrant Agent to the Corporation or to the order of the Corporation in accordance with the written order of the Corporation.

(c) Each Special Warrant shall entitle the holder thereof to acquire, upon the exercise or deemed exercise thereof, one Unit without the payment of additional consideration and subject to adjustment in accordance with Article 4 hereof.

(d) Subject to the provisions hereof, the Special Warrants issued under this Indenture are limited in the aggregate to 22,222,222 Special Warrants, provided that the number and type of securities to be issued upon the exercise or deemed exercise of the Special Warrants is subject to increase or decrease so as to give effect to the adjustments as required by Article 4.

(e) No fractional Special Warrants shall be issued or otherwise provided for hereunder.

2.2 Form of Special Warrants, Certificated Special Warrants

The Special Warrants may be issued in both certificated and uncertificated form. All Special Warrants issued in certificated form shall be evidenced by a Special Warrant Certificate (including all replacement certificates issued in accordance with this Indenture), substantially in the form set out in Schedule "A" hereto, which shall be dated as of the Closing Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Special Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Special Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Special Warrantholders to be maintained by the Special Warrant Agent. Notwithstanding the foregoing, all Special Warrants issued to persons in the United States and U.S. Persons who are Accredited Investors (but not Qualified Institutional Buyers) will be issued in certificated form.

2.3 Book Entry Only Special Warrants

(a) Registration of beneficial interests in and transfers of Special Warrants held by the Depository shall be made only through the book entry registration system and no Special Warrant Certificates shall be issued in respect of such Special Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository, as determined by the Corporation, from time to time. Except as provided herein, owners of beneficial interests in any CDS Global Special Warrants shall not be entitled to have Special Warrants registered in their names and shall not receive or be entitled to receive Special Warrants in definitive form or to have their names appear in the register. Notwithstanding any terms set out herein, Special Warrants having any legend set forth in Section 2.4(g) herein and held in the name of the Depository may only be held in the form of Uncertificated Special Warrants with the prior consent of the Corporation and in accordance with the Internal Procedures of the Special Warrant Agent.

(b) Notwithstanding any other provision in this Indenture, no CDS Global Special Warrants may be exchanged for Special Warrants registered, and no transfer of any CDS Global Special Warrants may be registered in the name of any person other than the Depository for such CDS Global Special Warrants or a nominee thereof unless:

(i) the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Special Warrants and the Corporation is unable to locate a qualified successor;

(ii) the Corporation determines that the Depository is no longer willing, able or qualified to properly discharge its responsibilities as holder of the CDS Global Special Warrants and the Corporation is unable to locate a qualified successor;

(iii) the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

(iv) the Corporation determines that the Special Warrants shall no longer be held as Book Entry Only Special Warrants through the Depository;

(v) such right is required by Applicable Legislation, as determined by the Corporation and the Corporation's counsel;

(vi) the Special Warrant is to be Authenticated to, or for the account or benefit of, a person in the United States or a U.S. Person and such registration is determined to be necessary by the Corporation and the Corporation's counsel or is otherwise approved by the Corporation (in which case, the Special Warrant Certificate shall contain the legend set forth in Section 5.8(b)); or

(vii) such registration is effected in accordance with the internal procedures of the Depository and the Special Warrant Agent;

following which, Special Warrants for those holders requesting the same shall be registered and issued to the beneficial owners of such Special Warrants or their nominees as directed by the Depository. The Corporation shall provide an Officer's Certificate giving notice to the Special Warrant Agent of the occurrence of any event outlined in this Section 2.3(b), except in the case of Section 2.3(b)(vii).

(c) Every Special Warrant that is Authenticated upon registration or transfer of a CDS Global Special Warrant, or in exchange for or in lieu of a CDS Global Special Warrant or any portion thereof, shall be Authenticated in the form of, and shall be, a CDS Global Special Warrant, unless such Special Warrant is registered in the name of a person other than the Depository for such CDS Global Special Warrant or a nominee thereof.

(d) Notwithstanding anything to the contrary in this Indenture, a CDS Global Special Warrant will be issued as an Uncertificated Special Warrant, unless otherwise requested in writing by the Depository or the Corporation.

(e) The rights of beneficial owners of Special Warrants who hold securities entitlements in respect of the Special Warrants through the book entry registration system shall be limited to those established by Applicable Legislation and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Special Warrants who hold securities entitlements in respect of the Special Warrants through the book entry registration system, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.

(f) Notwithstanding anything herein to the contrary, neither the Corporation nor the Special Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(i) the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Special Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Special Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(ii) maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

(iii) any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

The Corporation may terminate the application of this Section 2.3 in its sole discretion, in which case, all Special Warrants shall be evidenced by Special Warrant Certificates registered in the name of a person other than the Depository.

2.4 Special Warrant Certificate

For Special Warrants issued in certificated form, the form of certificate representing Special Warrants shall be substantially as set out in Schedule "A" hereto or such other form as is authorized from time to time by the Special Warrant Agent. Each Special Warrant Certificate shall be Authenticated manually on behalf of the Special Warrant Agent upon the written order of the Corporation. Each Special Warrant Certificate shall be signed by at least one duly authorized signatory of the Corporation, whose signature shall appear on the Special Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Corporation as if it had been signed manually. Any Special Warrant Certificate which has been signed as hereinbefore provided shall be valid, and the Special Warrantholder entitled to the benefits thereof and hereof, notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Special Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Corporation, with the approval of the Special Warrant Agent, may determine.

(b) The Special Warrant Agent shall Authenticate Uncertificated Special Warrants (whether upon original issuance, exchange, registration of transfer or otherwise) by completing its Internal Procedures, and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Special Warrants under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Special Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register of Special Warrantholders shall be final and conclusive evidence as to all matters relating to Uncertificated Special Warrants with respect to which this Indenture requires the Special Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error and such Uncertificated Special Warrants are binding on the Corporation.

(c) No Special Warrant shall be considered issued and shall be valid or obligatory or shall entitle the holder thereof to the benefits of this Indenture until it has been Authenticated by the Special Warrant Agent.

(d) No Special Warrant Certificate shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Special Warrant Agent. Such Authentication on any such Special Warrant Certificate shall be conclusive evidence that such Special Warrant Certificate is duly Authenticated and is valid and a binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

(e) No Uncertificated Special Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture until it has been Authenticated by entry on the register of Special Warrantholders of the particulars of the Uncertificated Special Warrant. Such entry on the register of the particulars of an Uncertificated Special Warrant shall be conclusive evidence that such Uncertificated Special Warrant is a valid and binding obligation of the Corporation and that the holder is entitled to the benefits of this Indenture.

(f) The Authentication by the Special Warrant Agent of any Special Warrants whether by way of entry on the register of Special Warrantholders or otherwise shall not be construed as a representation or warranty by the Special Warrant Agent as to the validity of the Indenture or such Special Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture, and the Special Warrant Agent shall in no respect be liable or answerable for the use made of the Special Warrants or any of them or the proceeds thereof. Authentication by the Special Warrant Agent shall be conclusive evidence as against the Corporation that the Special Warrants so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(g) Each CDS Global Special Warrant originally issued in Canada and held by the Depository, and each CDS Global Special Warrant issued in exchange therefor or in substitution thereof, shall bear or be deemed to bear the following legend or such variations thereof as the Corporation may prescribe from time to time:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO CALDAS GOLD CORP. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS, HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE."

2.5 Transferability and Ownership of Special Warrants

(a) The Corporation hereby appoints the Special Warrant Agent as registrar of the Special Warrants and shall cause the Special Warrant Agent to keep at its Vancouver, British Columbia office set forth in Section 9.1(b) a register in which the Special Warrant Agent shall enter the names and addresses of the Special Warrantholders as well as the number of Special Warrants and other particulars prescribed by law of the Special Warrants held by them, together with a record of transfers in which particulars of all transfers of Special Warrants will be recorded. The Special Warrant Agent shall cause the register to be open at all reasonable times for inspection by the Corporation, the Underwriters and any Special Warrantholder and upon payment to the Special Warrant Agent of its reasonable fees. Any Special Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Corporation and the Special Warrant Agent stating the name and address of such Special Warrantholder and agreeing not to use the information therein except in connection with: (i) an effort to call a meeting of Special Warrantholders or to influence the voting of Special Warrantholders at any meeting of Special Warrantholders; (ii) an offer to acquire securities of the Corporation; or (iii) any other matter relating to the affairs of the Corporation.

(b) Once an Uncertificated Special Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise of a Special Warrant or proper instructions from a Special Warrantholder to the Special Warrant Agent as provided herein, except that the Special Warrant Agent may act unilaterally to make purely administrative changes internal to the Special Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Special Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably: (i) consented to the foregoing authority of the Special Warrant Agent to make such minor error corrections; and (ii) agreed to pay to the Corporation and the Special Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including, without limitation, reasonable legal fees of the Corporation and the Special Warrant Agent plus interest, at an appropriate then prevailing rate of interest) sustained by the Corporation or the Special Warrant Agent as a proximate result of such error if, but only if and only to the extent that, such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Special Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Corporation or to the Special Warrant Agent.

(c) The Special Warrant Certificates may only be transferred by the Special Warrantholder (or its legal representatives or its attorney duly appointed), in accordance with Applicable Legislation and upon compliance with the conditions herein, on the register of Special Warrantholders kept at the office of the Special Warrant Agent pursuant to Section 2.5(a) by delivering to the Special Warrant Agent's Vancouver, British Columbia office the Special Warrant Certificate, a duly executed Form of Transfer attached as Appendix "2" to the Special Warrant Certificate and complying with such other reasonable requirements as the Corporation and the Special Warrant Agent may prescribe. Such transfer shall be duly noted on the register of Special Warrantholders by the Special Warrant Agent. In the case of Uncertificated Special Warrants, the legal or beneficial interest in the Special Warrants may only be transferred in accordance with the procedures of the Depository under its book entry registration system.

(d) Notwithstanding anything contrary contained in this Indenture, in the Special Warrant Certificate or in any subscription agreements under which Special Warrants were issued and sold, the Special Warrant Agent, relying solely on the Form of Transfer attached as Appendix "2" to the Special Warrant Certificate or such other reasonable requirements as the Corporation and Special Warrant Agent may prescribe pursuant to Section 2.5(c) or this Section 2.5(d), shall not register any transfer of a Special Warrant unless the transfer is made in compliance with this Section 2.5.

(e) The Special Warrant Agent acknowledges and understands that the Special Warrants have not been registered under the 1933 Act or under the securities or "blue sky" laws of any state of the United States. A Special Warrantholder that is in the United States or is a U.S. Person (i) that is an Accredited Investor (but not a Qualified Institutional Buyer) and is being issued Special Warrants in a certificated form may only offer, sell, pledge or otherwise transfer such securities: (A) to the Corporation; (B) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and applicable local laws and regulations; (C) pursuant to the exemption from the registration requirements of the 1933 Act provided by Rule 144 thereunder, if available, or Rule 144A thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; (D) in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; or (E) pursuant to an effective registration statement under the 1933 Act, or (ii) that is a Qualified Institutional Buyer and is not being issued Special Warrants in a certificated form may only offer, sell, pledge or otherwise transfer such securities: (A) to the Corporation; (B) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and applicable local laws and regulations; or (C) pursuant to an effective registration statement under the 1933 Act. If Special Warrants held by such person in the United States or U.S. Persons are tendered for transfer to, or for the account or benefit of, a U.S. Person or a person in the United States in violation of the foregoing, the Special Warrant Agent shall not register such transfer.

(f) The Corporation shall direct the Special Warrant Agent as to matters related to the applicable hold periods and applicable securities legislation. The Special Warrant Agent shall have no obligation to ensure or verify compliance with any Applicable Legislation or regulatory requirements on the issue, exercise or transfer of any Special Warrants or any Underlying Securities issuable upon the exercise or deemed exercise of any Special Warrants. The Special Warrant Agent shall be entitled to process all proffered transfers and exercises of Special Warrants upon the presumption that such transfers or exercises are permissible pursuant to all Applicable Legislation and regulatory requirements and the terms of this Indenture. The Special Warrant Agent may assume for the purposes of this Indenture that the address on the register of Special Warrantholders of any Special Warrantholder is such Special Warrantholder's actual address and is also determinative of such Special Warrantholder's residency and that the address of any transferee to whom any Special Warrants or any Underlying Securities are to be registered, as shown on the transfer document, is such transferee's actual address and is also determinative of such transferee's residency.

(g) Upon any transfer of Special Warrants in accordance with the provisions of this Indenture, the Corporation shall covenant and agree with the Special Warrant Agent, on behalf of the transferee holder and with the transferee holder, that the transferee holder is a permitted assignee of the transferring holder and is entitled to the benefits of the covenant and agreement of the Corporation set forth in Section 3.17 herein and to be set forth under the heading "Contractual Right of Rescission" in the Prospectus (if any such Prospectus is filed with the Securities Regulators) subject, in each case, to the restrictions and limitations described thereunder. Should a holder of Special Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, the Special Warrant Agent shall not be responsible for ensuring the Special Warrants or the exercise of Special Warrants is cancelled and a refund of the holder's funds is paid back to the holder. In such cases, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation shall instruct the Special Warrant Agent in writing to cancel the Special Warrants or exercise transaction and to cause the cancellation of any Underlying Securities on the appropriate registers, which may have already been issued upon the Special Warrant exercise.

(h) A person who furnishes evidence, to the reasonable satisfaction of the Special Warrant Agent, that he, she or it is:

(i) the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Special Warrantholder;

(ii) a guardian, committee, trustee, curator or tutor representing a Special Warrantholder who is an infant, an incompetent person or a missing person; or

(iii) a liquidator or a trustee in bankruptcy for a Special Warrantholder,

may, as hereinafter stated, by surrendering such evidence together with the Special Warrant Certificate in question to the Special Warrant Agent (by delivery or mail as set forth in Section 9.1 hereof), and subject to such reasonable requirements as the Special Warrant Agent may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Special Warrantholders. Forthwith after the new holder becomes noted on the register of Special Warrantholders, the Special Warrant Agent shall issue a new Special Warrant Certificate to and send such certificate to the new holder.

(i) The Corporation and the Special Warrant Agent shall deem and treat the registered holder of any Special Warrant as the absolute legal and beneficial owner thereof for all purposes, free from all equities or rights of set off or counterclaim between the Corporation and any previous holder of such Special Warrant, and, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction, neither the Corporation nor the Special Warrant Agent shall be affected by any notice to the contrary.

(j) Subject to the provisions of this Indenture and Applicable Legislation, (i) each Special Warrantholder is entitled to the rights and privileges attaching to the Special Warrants, and (ii) the issue of the Underlying Securities by the Corporation on the exercise or deemed exercise of the Special Warrants in accordance with the terms and conditions herein contained discharges all responsibilities of the Corporation and the Special Warrant Agent with respect to such Special Warrants and neither the Corporation nor the Special Warrant Agent is bound to inquire into the title of any such registered holder.

(k) A reasonable charge will be levied on a presenter of a Special Warrant Certificate pursuant to this Indenture for the transfer of any Special Warrant. Either the Special Warrantholder or the Corporation will assume this charge.

(l) Notwithstanding any other provision of this Section 2.5, in connection with any transfer of Special Warrants, the transferor and transferee shall comply with all reasonable requirements of the Special Warrant Agent as the Special Warrant Agent may deem necessary to secure the obligations of the transferee of such Special Warrants with respect to such transfer.

2.6 Special Warrantholders Not Shareholders

A Special Warrantholder is not deemed or regarded as a shareholder of the Corporation nor is such Special Warrantholder entitled to any right or interest except as is expressly provided in this Indenture and on the Special Warrant Certificates.

2.7 Loss, Mutilation, Destruction or Theft of Special Warrants

If any Special Warrant Certificate issued and countersigned hereunder is mutilated or lost, destroyed or stolen, the Corporation, in its discretion, may issue, and thereupon the Special Warrant Agent will countersign and deliver, a new Special Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen. Upon surrender and cancellation of such mutilated Special Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate, the substituted Special Warrant Certificate shall entitle the holder thereof to the benefits hereof and thereof and rank equally in accordance with its terms with all other Special Warrants issued hereunder.

The Special Warrantholder applying for the issue of a new Special Warrant Certificate pursuant to this Section 2.7 shall bear the cost of the issue thereof and, in case of loss, destruction or theft, shall, as a condition precedent to the issue thereof, furnish to the Corporation and the Special Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as is satisfactory to the Corporation and the Special Warrant Agent in their discretion. The Corporation and the Special Warrant Agent may also, as a condition precedent to issuing a new Special Warrant Certificate, require such applicant to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and the Special Warrant Agent in their discretion, and the applicant shall pay the reasonable charges of the Corporation and the Special Warrant Agent in connection therewith.

2.8 Exchange of Special Warrants

A Special Warrantholder may at any time prior to the Deemed Exercise Time, by written instruction delivered to the Special Warrant Agent at the Vancouver, British Columbia office of the Special Warrant Agent set forth in Section 9.1, exchange his, her or its Special Warrant Certificate(s) for Special Warrant Certificates evidencing Special Warrants in other denominations representing the same aggregate number of Special Warrants as under the Special Warrant Certificate(s) so surrendered, in which case, the Special Warrant Agent may make a charge sufficient to reimburse it for any government fees or charges required to be paid and such reasonable fees as the Special Warrant Agent may determine for every Special Warrant Certificate issued upon exchange. The Special Warrantholder surrendering such Special Warrant Certificate(s) shall bear such fees and charges. Payment of the charges is a condition precedent to the exchange of the Special Warrant Certificate(s). The Corporation shall sign and the Special Warrant Agent shall countersign all Special Warrant Certificates necessary to carry out exchanges as aforesaid.

2.9 Ranking

All Special Warrants will have the same attributes and rank pari passu regardless of the date of actual issue.

2.10 Purchase of Special Warrants for Cancellation

Subject to Applicable Legislation, the Corporation may, at any time or from time to time, purchase all or any of the Special Warrants in the market, by private contract or otherwise, on such terms as the Corporation may determine. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Special Warrants are then obtainable plus reasonable costs of purchase. The Special Warrants (and if applicable, the Special Warrant Certificates representing the Special Warrants) purchased hereunder by the Corporation shall, immediately following purchase, be delivered to and cancelled by the Special Warrant Agent and no Special Warrants shall be issued in substitution therefor. In the case of Uncertificated Special Warrants, the Special Warrants purchased pursuant to this Section 2.10 shall be reflected accordingly on the register of the Special Warrants and in accordance with procedures prescribed by the Depository under the book entry registration system. No Special Warrants shall be issued in replacement thereof.

2.11 Cancellation of Surrendered Special Warrants

All Special Warrants Certificates surrendered pursuant to Section 2.5, 2.7, 2.8 and 2.10 and Article 5 shall be cancelled by the Special Warrant Agent and, upon such circumstances, all such Uncertificated Special Warrants shall be deemed cancelled and so noted on the register of the Special Warrantholders by the Special Warrant Agent.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

Until the termination of this Indenture, the Corporation represents, warrants, covenants and agrees with the Special Warrant Agent for the benefit of the Special Warrant Agent and Special Warrantholders as follows:

3.1 To Issue Special Warrants and Reserve Common Shares

(a) That: (i) it is duly authorized to create, issue and sell the Special Warrants and that the Special Warrant Certificates, if and when issued and countersigned by the Special Warrant Agent, and each Uncertificated Special Warrant that has been Authenticated by the Special Warrant Agent, will be valid and enforceable against the Corporation in accordance with their terms and the terms of this Indenture; (ii) the Corporation has reserved, allotted and set aside for issuance 24,444,444 Underlying Shares (including Underlying Shares issued as part of Penalty Units, if applicable) and 24,444,444 Underlying Warrants (including Underlying Warrants issued as part of Penalty Units, if applicable), subject to adjustment, being the number of Underlying Shares and Underlying Warrants issuable upon the exercise or deemed exercise of Special Warrants in accordance with the terms of this Indenture; (iii) such Underlying Shares, when issued upon the exercise or deemed exercise of Special Warrants pursuant to and in accordance with the terms of this Indenture, are authorized to be issued as fully paid and non-assessable common shares of the Corporation; and (iv) such Underlying Warrants when issued upon exercise or deemed exercise of Special Warrants, pursuant to and in accordance with the terms of this Indenture, are authorized to be created and issued in accordance with the Warrant Indenture.

(b) That Odyssey Trust Company is the registrar and transfer agent of the Common Shares and is duly authorized to countersign, register and issue certificates representing, or otherwise document or evidence of ownership of, such Common Shares, in each case in accordance with and pursuant to the terms of this Indenture.

(c) That Odyssey Trust Company is the warrant agent of the Underlying Warrants and is duly authorized to countersign, register and issue certificates representing, or document such other evidence of ownership of, such Underlying Warrants, in each case in accordance with and pursuant to the terms of this Indenture and the Warrant Indenture.

3.2 To Execute Further Assurances

That it shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Indenture.

3.3 To Carry on Business

That, subject to the express provisions hereof, it shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to Article 4 hereof) nothing herein contained shall prevent any winding-up or liquidation of the Corporation or any Subsidiary of the Corporation or the abandonment of any rights and franchises of the Corporation or any Subsidiary of the Corporation or any corporate reorganization, amalgamation, consolidation, merger, sale, or take-over bid or other business combination from being completed by the Corporation or any Subsidiary of the Corporation in accordance with applicable corporate and securities laws (and, apart from the wind-up and liquidation of Medoro Resources Colombia Inc. Sucursal Colombia, a wholly-owned subsidiary of the Corporation, none of which are presently contemplated by the Corporation or any Subsidiary of the Corporation at the date hereof) if, in the opinion of the directors or officers of the Corporation or any Subsidiary of the Corporation, as the case may be, it is advisable and in the best interest of the Corporation or of such Subsidiary of the Corporation to do so.

3.4 No Breach of Constating Documents

That the issue of the Special Warrants and the issue of the Underlying Securities do not or will not conflict with any of the terms, conditions or provisions of the constating documents of the Corporation or a Subsidiary of the Corporation or the resolutions of the board of directors, committees of the board of directors or shareholders of the Corporation or a Subsidiary of the Corporation or any trust indenture, loan agreement or any other agreement or instrument to which the Corporation or any Subsidiary of the Corporation is contractually bound.

3.5 Reporting Issuer

That the Corporation will use its commercially reasonable efforts to maintain its status as a reporting issuer not in default in each such Designated Jurisdiction and it will make all requisite filings under applicable securities laws and stock exchange rules to report the issuance of the Underlying Securities pursuant to the exercise or deemed exercise of the Special Warrants.

3.6 Filing Prospectus and Related Matters

That, following the Closing Date, the Corporation shall, in accordance with the terms of the Underwriting Agreement, use its commercially reasonable efforts to:

(a) prepare and file the Preliminary Prospectus with the principal regulator under the Passport System and with the applicable Securities Regulator in each of the other Designated Jurisdictions;

(b) obtain a receipt or deemed receipt, as applicable, for the Preliminary Prospectus in each of the Designated Jurisdictions;

(c) satisfy all comments received or deficiencies raised by the applicable Securities Regulators in respect of the Preliminary Prospectus after receipt of such comments or after such deficiencies are raised; and

(d) prepare and file the Prospectus and obtain the Receipt therefor in each of the Designated Jurisdictions after resolution of such comments and deficiencies on or by the Qualification Deadline.

3.7 Notices to Special Warrant Agent and Agents

That, upon obtaining the Receipt for the Prospectus as contemplated in Section 3.6, the Corporation shall forthwith, and in any event not later than the Business Day thereafter:

(a) give written notice to the Special Warrant Agent and the Underwriters of the issuance of the Receipt for the Prospectus and the date which constitutes the Deemed Exercise Date (the "Exercise Notice") in the form of Schedule "C" hereto; and

(b) provide written confirmation to the Special Warrant Agent and the Underwriters of any adjustment that has been made pursuant to Article 4.

3.8 Securities Qualification Requirements

That, if any instrument is required to be filed with the Securities Regulators or any permission, order or ruling is required to be obtained from the Securities Regulators or any other step is required under any applicable law of the Designated Jurisdictions or any other applicable jurisdiction before any securities or property which a Special Warrantholder is entitled to receive pursuant to the exercise or deemed exercise of a Special Warrant may properly and legally be delivered upon the exercise or deemed exercise of a Special Warrant, the Corporation covenants that it shall use its commercially reasonable efforts to make such filing, obtain such permission, order or ruling and take all such action, at its expense, as is required or appropriate in the circumstances.

3.9 Maintain Listing

That the Corporation will use its commercially reasonable efforts to ensure that the listing of the Common Shares on the TSXV is maintained and that the Underlying Shares underlying the Special Warrants and the Common Shares underlying the Underlying Warrants will be approved for listing and trading on the TSXV as of the Deemed Exercise Time.

3.10 Warrant Listing

That the Corporation will use its commercially reasonable efforts to list the Underlying Warrants underlying the Special Warrants on the TSXV following the earlier of September 21, 2020 and the date that is four months and one day following the Closing Date.

3.11 Satisfy Covenants

That the Corporation will comply with all covenants and satisfy all terms and conditions on its part to be performed and satisfied under this Indenture and advise the Special Warrant Agent and the Special Warrantholders promptly in writing of any default under the terms of this Indenture.

3.12 Performance of Covenants by Special Warrant Agent

That, if the Corporation shall fail to perform any of its covenants contained in this Indenture and the Corporation has not rectified such failure within 10 Business Days after receiving notice of such failure by the Special Warrant Agent, the Special Warrant Agent may notify the Special Warrantholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Special Warrantholders of such performance by it. No such performance, expenditure or advance by the Special Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

3.13 Special Warrant Agent's Remuneration and Expenses

That the Corporation will pay the Special Warrant Agent from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Corporation and the Special Warrant Agent and will pay or reimburse the Special Warrant Agent upon its written request for all reasonable expenses and disbursements and advances properly incurred or made by the Special Warrant Agent in the administration or execution of its duties hereunder (including the reasonable compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Special Warrant Agent hereunder have been finally and fully performed, except any such expense, disbursement, or advance as may arise from the gross negligence, wilful misconduct or fraud of the Special Warrant Agent. Any amount owing hereunder and remaining unpaid after 30 Business Days from the invoice date will bear interest at the then current rate charged by the Special Warrant Agent against unpaid invoices and shall be payable upon demand. This Section 3.13 shall survive the resignation or removal of the Special Warrant Agent and/or the termination of this Indenture.

3.14 Notice to Special Warrantholders of Certain Events

That the Corporation covenants with the Special Warrant Agent for the benefit of the Special Warrant Agent and the Special Warrantholders that, so long as any of the Special Warrants are outstanding, it will not:

(a) pay any dividend payable in shares of any class to the holders of its Common Shares or make any other distribution to the holders of its Common Shares;

(b) offer to the holders of its Common Shares rights to subscribe for or to purchase any Common Shares or shares of any class or any other securities, rights, warrants or options;

(c) make any repayment of capital on, or distribution of evidences of indebtedness on, any of its assets to the holders of Common Shares;

(d) amalgamate, consolidate or merge with any other person or sell or lease the whole or substantially the whole of its assets or undertaking;

(e) effect any subdivision, consolidation or reclassification of its Common Shares; or

(f) liquidate, dissolve or wind-up,

unless, in each such case, the Corporation will have given notice, in the manner specified in Section 9.1 and Section 9.2, to the Special Warrant Agent, the Underwriters and each Special Warrantholder, of the action proposed to be taken and the date on which (a) the books of the Corporation will close or a record will be taken for such dividend, repayment, distribution, subscription rights or other securities, rights, warrants or options, or (b) such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, dissolution, liquidation or winding-up will take place, as the case may be, provided that, the Corporation will only be required to specify in the notice those particulars of the action as will have been fixed and determined at the date on which the notice is given. The notice will also specify the date as of which the holders of Common Shares of record will participate in the dividend, repayment, distribution, subscription of rights or other securities, rights, warrants or options, or will be entitled to exchange their Common Shares for securities or other property deliverable upon such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice will be given, with respect to the actions described in Sections (a), (b), (c), (d), (e) and (f) above not less than 14 days prior to the earliest of the record date, the date on which the Corporation's transfer books are to be closed, or the effective date with respect thereto.

3.15 Closure of Share Transfer Books

The Corporation further covenants and agrees that it will not during the period of any notice given under Section 9.1 close its share transfer books or take any other corporate action which might deprive the Special Warrantholders of the opportunity of the exercise or deemed exercise of their Special Warrants; provided that nothing contained in this Section 3.15 will be deemed to affect the right of the Corporation to do or take part in any of the things referred to in Section 3.14.

3.16 Payment of Commissions

That the Corporation will not pay or give any commission or other remuneration within the meaning of Section 3(a)(9) of the 1933 Act to any person, directly or indirectly, for soliciting the exercise or deemed exercise of the Special Warrants.

3.17 Contractual Right of Rescission

The Corporation covenants and agrees with the Special Warrant Agent to provide and hereby provides a right of rescission to each Special Warrantholder as hereinafter set forth, which right shall be exercisable by a Special Warrantholder directly.

The Corporation hereby agrees that, in the event that a holder of a Special Warrant who acquires Underlying Securities upon the exercise or deemed exercise of the Special Warrants is or becomes entitled under applicable securities laws in the Designated Jurisdictions to the remedy of rescission by reason of a misrepresentation in the Prospectus filed by the Corporation in connection herewith or any amendment thereto qualifying the distribution of the Underlying Securities to be issued on the exercise or deemed exercise of the Special Warrants in the Designated Jurisdictions, such holder shall be entitled, subject to available defences and any limitation period under applicable securities laws in the Designated Jurisdictions, to rescission not only of the holder's exercise or deemed exercise of its Special Warrants but also of the Private Placement pursuant to which the Special Warrants were initially acquired, and shall be entitled in connection with such rescission to a full refund from the Corporation of all consideration paid to the Corporation on the acquisition of the Special Warrants. In the event that such holder is a permitted assignee of the interest of the original purchaser of the corresponding Special Warrants, as applicable, such permitted assignee shall be permitted to exercise the rights of rescission and to receive the refund granted hereunder as if such permitted assignee was such original purchaser. The foregoing right, which is extended by the Corporation in respect of the Special Warrants issued by the Corporation, is in addition to any other right or remedy available to a Special Warrantholder under applicable securities laws in the Designated Jurisdictions, or otherwise at law, and is subject to the defences and limitations described under such applicable laws.

Should a Special Warrantholder exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, the Special Warrant Agent shall not be responsible for ensuring the exercise is cancelled and a refund is paid back to the holder. In such cases, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation, upon surrender to the Corporation or the transfer agent for the Corporation of any Underlying Securities that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Special Warrant Agent in writing to cancel the exercise transaction and to cause the cancellation of any such Underlying Securities on the appropriate registers, which may have already been issued upon the Special Warrant exercise or deemed exercise. The Special Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce that the funds are returned pursuant to this Section 3.17, nor shall the Special Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this Section 3.17. Notwithstanding the foregoing, in the event that the Corporation provides the refund to the Special Warrant Agent for distribution to the holder, the Special Warrant Agent shall return such funds to the holder as soon as reasonably practicable, and in so doing, the Special Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds.

ARTICLE 4

ADJUSTMENT OF NUMBER OF UNDERLYING SECURITIES

4.1 Penalty Units

If the Receipt for the Prospectus is not issued prior to the Qualification Deadline, then each Special Warrantholder will be entitled to receive upon the exercise or deemed exercise of each Special Warrant, without payment of any additional consideration or action on the part of the holder thereof, 1.1 Units per Special Warrant held (the "Penalty Units").

References in this Indenture to "Underlying Securities" shall include any Underlying Securities issuable pursuant to the adjustment set out in this Section 4.1.

4.2 Adjustment of Number of Underlying Securities

In addition, the right to acquire Underlying Securities in effect at any date attaching to the Special Warrants are subject to adjustment from time to time as follows:

(a) if and whenever at any time from the date hereof and prior to the Deemed Exercise Time, the Corporation:

(i) subdivides, re-divides or changes its outstanding Common Shares into a greater number of shares;

(ii) consolidates, reduces or combines its outstanding Common Shares into a smaller number of shares; or

(iii) issues Common Shares or securities exchangeable for or convertible to Common Shares ("Convertible Securities") to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(any of the above being a "Common Share Reorganization"), the number of Underlying Shares issuable upon the exercise or deemed exercise of each Special Warrant is adjusted immediately after the effective date of the Common Share Reorganization or on the record date for the issue of Common Shares or Convertible Securities by way of stock dividend, by multiplying the number of Underlying Shares previously obtainable on the exercise or deemed exercise of a Special Warrant by the fraction of which:

(A) the numerator is the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization, or, in the case of the issuance of exchangeable or Convertible Securities, the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization plus the total number of Common Shares issuable upon conversion or exchange of such Convertible Securities; and

(B) the denominator is the total number of Common Shares outstanding immediately prior to the applicable effective or record date of such Common Share Reorganization;

and the Corporation and Special Warrant Agent, upon receipt of notice pursuant to Section 4.4, shall make such adjustment successively whenever any event referred to in this Section 4.2(a) occurs and any such issue of Common Shares or Convertible Securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Section 4.2(a). Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation. To the extent that any Convertible Securities are not converted into or exchanged for Common Shares prior to the expiration thereof, the number of Underlying Shares obtainable under each Special Warrant shall be readjusted to the number of Underlying Shares that is then obtainable based upon the number of Common Shares actually issued on conversion or exchange of such Convertible Securities;

(b) if and whenever at any time from the date hereof and prior to the Deemed Exercise Time the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 calendar days after the record date for such issue ("Rights Period"), to subscribe for or acquire Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) to the holder of less than 95% of the Current Market Price for the Common Shares on such record date (any such issuance being herein called a "Rights Offering), then the number of Underlying Shares obtainable upon the exercise or deemed exercise of each Special Warrant shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the number of Underlying Shares obtainable upon the exercise or deemed exercise thereof immediately prior to the end of the Rights Period by a fraction:

(i) the numerator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period (or into which the convertible or exchangeable securities so offered are convertible or exchangeable) upon exercise of the rights, warrants or options under the Rights Offering; and

(ii) the denominator of which shall be the aggregate of:

(A) the number of Common Shares outstanding as of the record date for the Rights Offering, and

(B) a number determined by dividing (1) the product of the number of Common Shares issued or subscribed during the Rights Period (or into which the convertible or exchangeable securities so offered are convertible or exchangeable) upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Common Shares are offered (or the conversion or exchange price of the convertible or exchangeable securities so offered) by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering;

Any offered securities owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation. If all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the number of Underlying Shares obtainable shall be readjusted to the number of Underlying Shares obtainable in effect immediately prior to the record date and such number shall be further adjusted based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date;

(c) if and whenever at any time from the date hereof and prior to the Deemed Exercise Time the Corporation shall issue or distribute to all or to substantially all of the holders of the Common Shares:

(i) securities of the Corporation including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidence of its indebtedness; or

(ii) any property or other assets,

and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the number of Underlying Shares obtainable upon the exercise or deemed exercise of each Special Warrant shall be adjusted effective immediately after the record date at which the holders of affected Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Underlying Shares obtainable upon the exercise or deemed exercise thereof in effect on such record date by a fraction:

(A) the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date; and

(B) the denominator of which shall be:

(1) the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

(2) the aggregate fair market value on such record date, as determined by action by the directors (whose determination shall be conclusive), subject to approval by any stock exchange upon which the Common Shares are then principally listed and posted for trading, to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution;

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation. If the distribution of shares, rights, options, warrants, evidences of indebtedness, property or other assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the number of Underlying Shares obtainable shall be readjusted to the number of Underlying Shares obtainable in effect immediately prior to the record date and such number shall be further adjusted based upon the number of shares, rights, options, warrants, evidences of indebtedness, property or other assets actually distributed or based upon the number of securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date;

(d) if and whenever at any time from the date hereof and prior to the Deemed Exercise Time there is a reclassification of the Common Shares, a change in the Common Shares into other shares or securities, or a capital reorganization of the Corporation other than as described in Section 4.2(a), including for certainty a liquidation, dissolution or winding up of the Corporation, a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a transfer, sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any of such events being referred to as a "Capital Reorganization", every Special Warrantholder, as at the effective date of such Capital Reorganization, shall be entitled to receive upon the exercise or deemed exercise in accordance with the terms and conditions hereof and shall accept, in lieu of the number of Underlying Securities obtainable under the Special Warrants to which it was previously entitled, the kind and number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Capital Reorganization, that the Special Warrantholder would have been entitled to receive on such Capital Reorganization if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of Underlying Securities obtainable upon the exercise or deemed exercise of Special Warrants then held, subject to adjustment thereafter in accordance with provisions of the same, as nearly as may be possible, as those contained in this Article 4. The Corporation shall not carry into effect any action requiring an adjustment pursuant to this Section 4.2(d) unless all necessary steps have been taken so that the Special Warrantholders are thereafter entitled to receive such kind and number of shares, other securities or property. The Corporation will not enter into a Capital Reorganization unless its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, prior to or contemporaneously with any such Capital Reorganization, enters into an indenture which provides, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Special Warrantholders to the end that the provisions set forth in this Indenture are correspondingly made applicable, as nearly as may reasonably be possible, with respect to any shares, other securities or property to which a Special Warrantholder is entitled on the exercise of his, her or its acquisition rights thereafter. An indenture entered into by the Corporation pursuant to the provisions of this Section 4.2(d) is deemed a supplemental indenture entered into pursuant to the provisions of Article 7. An indenture entered into between the Corporation, any successor to the Corporation or any purchasing body corporate, partnership, trust or other entity and the Special Warrant Agent must provide for adjustments which are as nearly equivalent as may be practicable to the adjustments provided in this Article 4 and which apply to successive Capital Reorganizations;

(e) where this Section 4.2 requires that an adjustment becomes effective immediately after a record date or effective date, as the case may be, for an event referred to herein, the Corporation may defer, until the occurrence of that event, issuing to the Special Warrantholder exercising his, her or its acquisition rights after the record date or effective date, as the case may be, and before the occurrence of that event the adjusted number of Underlying Securities, other securities or property issuable upon the exercise of the Special Warrants by reason of the adjustment required by that event. If the Corporation relies on this Section 4.2(e) to defer issuing an adjusted number of Underlying Securities, other securities or property to a Special Warrantholder, the Corporation shall first deliver to the Special Warrantholder an appropriate instrument evidencing the right of such person to receive such securities or other property and the Special Warrantholder has the right to receive any distributions made on the adjusted number of Underlying Securities, other securities or property declared in favour of holders of record on and after the date of exercise or such later date as the Special Warrantholder would but for the provisions of this Section 4.2(e), have become the holder of record of the adjusted number of Underlying Securities, other securities or property;

(f) notwithstanding any other provision of this Indenture, if an event which would cause an adjustment under Section 4.2(c) or Section 4.2(d) shall become contemplated and the terms and conditions of such event are such that the rights of the Special Warrantholders to the applicable shares or other securities or property that the Special Warrantholders would be entitled to upon such adjustment are adversely affected, considering all relevant facts, by reason of them not holding prior to the Deemed Exercise Time the Underlying Securities to which they are entitled upon exercise of the Special Warrants, then: (A) the Corporation shall forthwith deliver notice of such event to the Special Warrant Agent; and (B) on the date that is five (5) Business Days prior to the earliest of the record date, the date on which the Corporation's transfer books are to be closed, or the effective date with respect to such event, the Special Warrants will be deemed to be exercised and the provisions of this Indenture shall apply mutatis mutandis to such accelerated exercise of the Special Warrants;

(g) the adjustments provided for in this Section 4.2 are cumulative. After any adjustment pursuant to this Section 4.2, the term "Underlying Securities" where used in this Indenture is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.2, the Special Warrantholder is entitled to receive upon the exercise or deemed exercise of his, her or its Special Warrant, and the number of Underlying Securities obtainable in any exercise made pursuant to a Special Warrant is interpreted to mean the number of Underlying Securities or other property or securities a Special Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.2, upon the full exercise of a Special Warrant;

(h) notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Special Warrants if the issue of securities of the Corporation is being made pursuant to or in connection with: (A) any stock option plan, share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation, which plan has been approved by the board of directors of the Corporation; or (B) the exchange, retraction or redemption or satisfaction of existing securities and instruments issued at the date hereof;

(i) in the event of a question arising with respect to the adjustments provided for in this Section 4.2, that question shall be conclusively determined by the Corporation's auditors or if they are unwilling or unable to act, such independent nationally recognized chartered accountants as may be selected by the directors of the Corporation, acting reasonably, who shall have access to all necessary records of the Corporation. A determination by the Corporation's auditors or by the selected independent nationally recognized chartered accountants, as applicable, is binding upon the Corporation, the Special Warrant Agent, all Special Warrantholders and all other persons interested therein; and

(j) no adjustment in the number of Underlying Securities obtainable upon exercise of Special Warrants shall be made in respect of any event described in this Section 4.2 if the Special Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if the Special Warrantholders had exercised their Special Warrants prior to or on the effective date or record date of such event.

4.3 Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which requires an adjustment in any of the acquisition rights pursuant to the Special Warrants, including the number of Underlying Securities obtainable upon the exercise or deemed exercise thereof, the Corporation shall take any corporate action which may, in its opinion, be necessary in order that the Corporation or any successor to the Corporation has reserved, allotted and set aside for issuance Common Shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Underlying Securities and may validly and legally deliver all other securities or property which the Special Warrantholders are entitled to receive on the full exercise of the Special Warrants in accordance with the provisions hereof.

4.4 Notice of Adjustment

After the occurrence of any event which requires an adjustment as provided in Section 4.2, the Corporation shall forthwith deliver a written notice to the Special Warrantholders, the Special Warrant Agent and the Underwriters specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

4.5 No Action After Notice

The Corporation covenants with the Special Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Special Warrant of the opportunity of exercising their Special Warrants during the 14 calendar day period after giving of the notice set forth in Sections 4.4 and 4.7 hereof.

4.6 Protection of Special Warrant Agent

The Special Warrant Agent:

(a) is entitled to act and rely, and shall be protected in so doing, on any adjustment calculation of the Corporation or the Corporation's auditors and any other documents filed by the Corporation pursuant to this Article 4 for all purposes;

(b) is not at any time under any duty or responsibility to a Special Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 4.2, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(c) is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Special Warrant;

(d) is not responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver certificates for the Underlying Securities upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in Article 4; and

(e) shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Corporation.

4.7 Notice of Special Matters

The Corporation covenants with the Special Warrant Agent that, so long as any Special Warrants remain outstanding, it will give not less than 14 calendar days' prior written notice in the manner provided for in Article 9 to the Special Warrant Agent, each Special Warrantholder and to the Underwriters of any event which requires an adjustment pursuant to this Article 4. The Corporation covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment. The Corporation further covenants and agrees that it shall promptly, as soon as the adjustment calculations are reasonably determinable, file a certificate of the Corporation with the Special Warrant Agent, on which the Special Warrant Agent may act and rely, showing how such adjustment shall be computed and give notice to the Special Warrantholders and the Underwriters of such adjustment computation.

4.8 Underlying Warrants and Warrant Shares Treated Separately

Other than an adjustment to the Underlying Warrants issuable upon the exercise or deemed exercise of the Special Warrants pursuant to Section 4.2(d) and the first paragraph of Section 4.1, the parties hereto agree the rights of Special Warrantholders to acquire Underlying Warrants (including the exercise price thereof) and/or Common Shares underlying the Underlying Warrants in effect at any date attaching to the Special Warrants shall be subject to adjustment from time to time in accordance with the provisions of the Warrant Indenture governing the Underlying Warrants.

ARTICLE 5

EXERCISE AND CANCELLATION OF SPECIAL WARRANTS

5.1 Notice of Deemed Exercise to Special Warrantholders

Upon receipt of the Exercise Notice from the Corporation in accordance with Section 3.7, the Special Warrant Agent shall give written notice, in the form to be provided by the Corporation to the Special Warrant Agent, to each Special Warrantholder concurrently with delivery of the certificates or other evidence of ownership representing the Underlying Securities in accordance with Section 5.3, which notice will include a statement that any Special Warrants not exercised prior to the Deemed Exercise Date will be deemed to be exercised pursuant to Section 5.3.

5.2 Voluntary Exercise of Special Warrants

(a) Each Special Warrant may be exercised by the holder thereof at any time on or after the Closing Date, but not after the Deemed Exercise Time, upon the terms and subject to the conditions set forth herein.

(b) Subject to and upon compliance with the provisions of this Section 5.2, the holder of any Special Warrant Certificate may exercise the right therein provided for, prior to the Deemed Exercise Time, by surrendering the Special Warrant Certificate to the Special Warrant Agent at its office in Vancouver, British Columbia or at such additional place or places as may be designated by the Corporation from time to time with the approval of the Special Warrant Agent during normal business hours on a Business Day at that place before the Deemed Exercise Date, together with the exercise form(s) in the form attached as Appendix "1" to the Special Warrant Certificates in accordance with the instructions attached as Appendix "3" to the Special Warrant Certificate duly completed and executed by the holder for the number of Underlying Securities which the holder desires to acquire, subject to compliance with such requirements as the Special Warrant Agent may reasonably impose to permit the tracking of such exercises from time to time. Surrender of a Special Warrant Certificate with the exercise form(s) duly completed will be deemed to have been effected, and Special Warrants shall be deemed to have been exercised, only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Special Warrant Agent at its Vancouver office.

(c) Voluntary exercise, at a time when the Corporation has not received the Receipt for the Prospectus or the Corporation has received the Receipt but the Prospectus has not been delivered to the Special Warrantholder, is subject to compliance with and may be restricted by the securities laws of the Designated Jurisdictions and the United States and applicable states thereof and is further subject to the Special Warrantholders providing such assurances and executing such documents as may, in the reasonable opinion of the Corporation or the Special Warrant Agent, be required to ensure compliance with applicable securities legislation. If, at the time of the voluntary exercise of the Special Warrants pursuant to this Section 5.2, there remain restrictions on resale under applicable securities legislation on the Underlying Warrants and Common Shares so acquired, the Corporation, may, if required on the advice of counsel, endorse the certificates representing the Underlying Warrants and Common Shares with a legend with respect to those restrictions.

(d) Every exercise form delivered prior to the Deemed Exercise Date shall be signed by the holder of a Special Warrant Certificate who desires to exercise in whole or in part the right of acquisition therein provided for. Every exercise form shall specify: (i) the number of Underlying Securities that such holder wishes to acquire (being not more than the holder is entitled to acquire under the applicable Special Warrant Certificate); (ii) the person or persons in whose name or names the Underlying Securities which such holder desires to acquire are to be issued and his, her or their address or addresses, on which the Special Warrant Agent is entitled to act and rely for determining residency of the subscribing Special Warrantholder; and (iii) the number of Underlying Securities to be issued to each such person, and if more than one is so specified, the form shall have one of the boxes in the exercise form checked; and shall be substantially in the form set out in the Special Warrant Certificate.

(e) Any Special Warrantholder may acquire a number of Underlying Securities less than the number of Underlying Securities which the holder is entitled to acquire pursuant to the surrendered Special Warrant Certificate(s). In the event of any exercise of a number of Special Warrants less than the number which the holder is entitled to exercise pursuant to the surrendered Special Warrant Certificates, the Special Warrantholder upon such exercise shall, in addition to the number of Underlying Securities acquired pursuant to the Special Warrants exercised, be entitled to receive, without charge therefor, a new Special Warrant Certificate(s) in respect of the balance of the Special Warrants represented by the surrendered Special Warrant Certificate(s) and which were not then exercised.

(f) Subject to and upon compliance with the terms of this Section 5.2, a beneficial holder of Uncertificated Special Warrants evidenced by a security entitlement in respect of Special Warrants in the book entry registration system may exercise the right of acquisition by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner's intention to exercise the Special Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, the Depository shall deliver to the Special Warrant Agent a Transaction Instruction confirming its intention to exercise Special Warrants in a manner acceptable to the Special Warrant Agent, including by electronic means through the book entry registration system.

(g) A notice in form acceptable to the Book Entry Only Participant from such beneficial holder should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice to the Depository and for the Depository in turn to deliver written notice to the Special Warrant Agent prior to the Deemed Exercise Date. The Depository will initiate the exercise by way of the Transaction Instruction and the Special Warrant Agent will execute the exercise by issuing to the Depository through the book entry registration system the Underlying Securities to which the exercising Special Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Special Warrants and/or the Book Entry Only Participant exercising the Special Warrants on its behalf.

(h) By causing a Book Entry Only Participant to deliver notice to the Depository, a Special Warrantholder shall be deemed to have irrevocably surrendered his, her or its Special Warrants so exercised and appointed such Book Entry Only Participant to act as his, her or its exclusive settlement agent with respect to the exercise and the receipt of Underlying Securities in connection with the obligations arising from such exercise.

(i) Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect, and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book Entry Only Participant to exercise or to give effect to the settlement thereof in accordance with the Special Warrantholder's instructions will not give rise to any obligations or liability on the part of the Corporation or Special Warrant Agent to the Book Entry Only Participant or the Special Warrantholder.

(j) Any exercise form or other Transaction Instruction referred to in this Section 5.2 shall be signed by the registered Special Warrantholder, its executors, administrators or other legal representatives or an attorney of the registered Special Warrantholder, duly appointed by an instrument in writing satisfactory to the Special Warrant Agent, but such exercise form need not be executed by the Depository.

(k) Any exercise referred to in this Section 5.2 shall require that the original exercise form or other Transaction Instruction executed by the registered Special Warrantholder or the Depository must be received by the Special Warrant Agent prior to the Deemed Exercise Date, as applicable.

(l) If the form of exercise notice set forth in the Special Warrant Certificate shall have been amended, the Corporation shall cause the amended exercise notice to be forwarded to all registered Special Warrantholders.

(m) Exercise notices and Transaction Instructions must be delivered to the Special Warrant Agent at any time during the Special Warrant Agent's actual business hours on any Business Day prior to the Deemed Exercise Date. Any exercise notice or Transaction Instruction received by the Special Warrant Agent after business hours on any Business Day other than the Deemed Exercise Date will be deemed to have been received by the Special Warrant Agent on the next following Business Day.

(n) Any Special Warrant with respect to which a Transaction Instruction is not received by the Special Warrant Agent before the Deemed Exercise Time on the Deemed Exercise Date shall be deemed to have expired and become void and all rights with respect to such Special Warrants shall terminate and be cancelled except for the right to receive Underlying Securities in accordance with Section 5.3.

(o) Within three (3) Business Days after the date of due exercise of a Special Warrant, the Special Warrant Agent shall cause to be delivered or mailed to the person or persons in whose name or names the Special Warrant is registered or to such address as the Corporation or Special Warrantholder may specify in writing to the Special Warrant Agent prior to the exercise of a Special Warrant or, if so specified in writing by the holder, cause to be delivered to such person or persons a certificate or certificates for the appropriate number of Underlying Securities subscribed for, or any other appropriate evidence of the issuance of Underlying Securities to such person or persons in respect of Underlying Securities issued under the book entry registration system.

(p) If any Underlying Securities subscribed for are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder must pay to the Corporation or to the Special Warrant Agent on his, her or its behalf an amount equal to all applicable transfer taxes or other government charges, and the Corporation will not be required to issue or deliver any certificates evidencing any Underlying Securities unless or until that amount has been so paid or the Special Warrantholder has established to the satisfaction of the Corporation that the taxes and charges have been paid or that no taxes or charges are owing.

The exercise form attached to the Special Warrant Certificate shall not be deemed to be duly completed if the name and mailing address of the holder do not appear legibly on such exercise form and such exercise form is not signed by the Special Warrantholder, his, her or its executor, administrator or other legal representative of such holder's attorney duly appointed.

5.3 Deemed Exercise of Special Warrants

All Special Warrants not otherwise exercised by the Special Warrantholders pursuant to Section 5.2 prior to the Deemed Exercise Time will be deemed to have been exercised immediately prior to the Deemed Exercise Time and surrendered by the Special Warrantholders without any further action or payment on the part of the Special Warrantholders. Upon the occurrence of such event, the Special Warrant Agent shall: (i) in respect of the CDS Global Special Warrants, as soon as possible deliver in uncertificated form to the Depository through the book entry registration system, the Underlying Securities issued upon the deemed exercise of the Special Warrants, and the Corporation will direct the Depository to receive the Underlying Securities through the book entry registration system; and (ii) in respect of the Special Warrant Certificates, mail within five (5) Business Days, one or more certificates representing the Underlying Securities issued upon the deemed exercise of the Special Warrants, registered in the name of the Special Warrantholders, to the addresses of the Special Warrantholders specified in the register for the Special Warrants or to such address as the Corporation may specify in writing to the Special Warrant Agent prior to the Deemed Exercise Time.

5.4 Effect of Exercise of Special Warrants

(a) Subject to subsection (b), upon the exercise or deemed exercise of a Special Warrant, the Corporation shall cause to be issued to: (i) in respect of Special Warrants that are not CDS Global Special Warrants, the person or persons in whose name or names the Underlying Securities so subscribed for are to be issued as specified in the Special Warrant register; or (ii) in respect of CDS Global Special Warrants, the Depository, the number of Underlying Securities to be issued to such person or persons and such person or persons shall become a holder or holders of the Underlying Securities with effect from the date on which the Special Warrant is exercised or deemed exercised and shall be entitled to delivery of certificates evidencing the Underlying Securities. The Corporation shall cause the certificates, or in the case of Underlying Securities issued under the book entry registration system, any other appropriate evidence of the issuance of Underlying Securities to be mailed by insured mail or delivered as specified to such person or persons (or, if applicable, the trustee under the registered retirement savings plan or other similar plans which holds the Underlying Securities) at the address or addresses specified in the Special Warrants register, within three (3) Business Days of the date on which the Special Warrant is exercised or deemed to be exercised.

(b) Notwithstanding any provision herein contained to the contrary, the Corporation shall not be required to deliver certificates for Underlying Securities in any period while the transfer registers of the Corporation for the Underlying Securities are closed and, in the event of the exercise of any Special Warrant during any such period, the Underlying Securities subscribed for shall be issued and such person shall be deemed to have become the holder of record of such Underlying Securities on the date on which such transfer registers are next reopened.

(c) Upon any exercise or deemed exercise of the Special Warrants and issuance of Underlying Securities, the registered holders of the Underlying Securities so issued are deemed to have received the notice provided in Schedule "B" hereto.

5.5 Special Warrants Void After Exercise

After the exercise or deemed exercise of a Special Warrant as provided in this Article 5, the Special Warrantholder no longer has any rights under either this Indenture or the Special Warrant Certificate, other than the right to receive certificates or other evidence of ownership as provided herein representing the Underlying Securities and the Special Warrant is void and of no value or effect.

5.6 Fractions of Underlying Securities

Where a Special Warrantholder is entitled to receive, as a result of the adjustments provided for in Section 4.2 or otherwise, on the deemed exercise of its Special Warrants a fraction of an Underlying Security, such right may only be exercised in respect of such fraction in combination with another Special Warrant or other Special Warrants which in the aggregate entitle the Special Warrantholder to receive a whole number of Underlying Securities. If a Special Warrantholder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Underlying Securities, the Special Warrantholder may not acquire a fractional Underlying Security on the deemed exercise of such Special Warrants and, as a result, has the right to acquire only that number of Underlying Securities equal to the next lowest whole number of Underlying Securities and no cash will be paid in lieu of any fractional Underlying Security.

5.7 Accounting and Recording

The Special Warrant Agent shall record the particulars of the exercise or deemed exercise of the Special Warrants, which shall include the name or names and addresses of the persons who become holders of Underlying Securities on exercise or deemed exercise of the Special Warrants pursuant to this Article 5 and the number of Underlying Securities issued. Within five (5) Business Days of the exercise or deemed exercise of the Special Warrants pursuant to this Article 5, the Special Warrant Agent shall provide those particulars in writing to the Corporation.

5.8 Legending of Special Warrants and Underlying Securities

(a) All Special Warrants and all securities issued in exchange therefor or in substitution thereof and all Special Warrant Certificates and all certificates issued in exchange therefor or in substitution thereof, as applicable, prior to the earlier of the Qualification Date and the date which is four months and one day following the Closing Date will have the following legends endorsed thereon:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 30, 2020."

(b) All Special Warrant Certificates issued to, or for the account or benefit of, persons in the United States or U.S. Persons, including Accredited Investors (but excluding Qualified Institutional Buyers), and all certificates issued in exchange therefor or in substitution thereof and any certificates representing the Underlying Securities issued upon deemed exercise thereof will have the following legend endorsed thereon:

"THE SECURITIES REPRESENTED HEREBY [IN THE CASE OF SPECIAL WARRANTS AND WARRANTS: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT AND IS AVAILABLE FOR RESALE OF THE SECURITIES, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER FURTHER UNDERSTANDS AND AGREES THAT IN THE EVENT OF A TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D) OR (E), THE CORPORATION WILL REQUIRE A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

[For Special Warrants and Underlying Warrants only, add:

"THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."]

provided that, if any of the Special Warrants or Underlying Securities are being sold outside the United States and in compliance with the requirements of Rule 904 of Regulation S under the 1933 Act, the legend set forth above may be removed by providing an executed declaration to the Corporation and its registrar and transfer agent and the Special Warrant Agent, as applicable, in the form attached as Schedule "D" hereof (or in such other form as the Corporation may prescribe from time to time) and, if requested by the Corporation or the registrar and transfer agent or Special Warrant Agent, as applicable, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the registrar and transfer agent or the Special Warrant Agent, as applicable), to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the 1933 Act;

and provided further that, if any of the Special Warrants or Underlying Securities are being sold pursuant to Rule 144 of the 1933 Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Corporation's registrar and transfer agent or the Special Warrant Agent, as applicable, of an opinion reasonably satisfactory to the Corporation to the effect that the legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws.

5.9 Securities Restrictions

Notwithstanding anything to the contrary herein contained, in the event that the Special Warrants are exercised prior to the Qualification Date, the certificates representing the Underlying Securities thereby issued will bear such legends as may, in the opinion of counsel to the Corporation, acting reasonably, be necessary in order to avoid a violation of any applicable securities laws or to comply with the requirements of any stock exchange on which the Underlying Securities are listed, provided that, if at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary or advisable in order to avoid violation of such laws, or the holder of any such legended certificates representing the Underlying Securities provides, at the holder's expense, the Corporation and the Special Warrant Agent with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Underlying Securities in a transaction in which such legends are not required, such legended certificates representing Underlying Securities may thereafter be surrendered to the transfer agent in exchange for certificates which do not bear such legend.

ARTICLE 6

MEETINGS OF SPECIAL WARRANTHOLDERS

6.1 Definitions

In this Article 6 or otherwise in this Indenture:

(a) "Adjourned Meeting" means a meeting adjourned in accordance with Section 6.8;

(b) "Extraordinary Resolution" means a resolution proposed to be passed as an extraordinary resolution at a Meeting duly convened for that purpose and held in accordance with the provisions of this Article 6, and carried by not less than 66 2/3% of the votes cast on such resolution; and

(c) "Meeting" means a meeting of the Special Warrantholders in respect of any resolution, including an Extraordinary Resolution.

6.2 Convening Meetings

The Special Warrant Agent or the Corporation may convene a Meeting at any time at the expense of the Corporation. Upon receipt of a written requisition signed in one or more counterparts by Special Warrantholders holding not less than 25% of the aggregate number of the then outstanding Special Warrants or upon a written request of the Corporation, the Special Warrant Agent shall convene a Meeting, provided that, it has been indemnified and funded to its reasonable satisfaction by the Corporation or the Special Warrantholders for the costs of convening and holding a Meeting. If the Special Warrant Agent fails to convene the Meeting within five (5) Business Days after being duly requisitioned to do so and indemnified and funded as aforesaid, the Special Warrantholders may themselves convene a Meeting, the notice for which must be signed by a person that those Special Warrantholders specify, provided that, the Special Warrant Agent and Corporation receive notice of the Meeting in accordance with Section 6.4. A written requisition must state, generally, the reason for the Meeting and business to be transacted at the Meeting.

6.3 Place of Meeting

Every Meeting must be held in Toronto, Ontario or at such other place that the Special Warrant Agent and Corporation approve.

6.4 Notice

The Special Warrant Agent or the Corporation, as the case may be, shall give written notice of each Meeting to each Special Warrantholder, the Special Warrant Agent (unless the Meeting has been called by the Special Warrant Agent) and the Corporation (unless the Meeting has been called by the Corporation) in the manner specified in Article 9 at least 10 Business Days before the date of the Meeting. The Special Warrant Agent shall give written notice of each Adjourned Meeting to each Special Warrantholder in the manner specified in Article 9 at least five (5) calendar days before the date of the Adjourned Meeting. The notice for a Meeting must state the time and place of the Meeting and, generally, the reason for the Meeting and the business to be transacted at the Meeting, together with such additional information as may be required to sufficiently inform the Special Warrantholders regarding the business to be transacted at the Meeting. The notice for an Adjourned Meeting must state the time and place of the Adjourned Meeting but need not specify the business to be transacted at an Adjourned Meeting. The accidental omission by the Special Warrant Agent or the Corporation, as the case may be, to give notice of a Meeting or an Adjourned Meeting to a Special Warrantholder does not invalidate a resolution passed at a Meeting or Adjourned Meeting.

6.5 Persons Entitled to Attend

The Corporation and the Underwriters may and the Special Warrant Agent shall, each by its authorized representatives, including directors, officers, employees and agents, attend every Meeting and Adjourned Meeting but neither the Corporation, the Underwriters nor the Special Warrant Agent have the right to vote unless they are acting in their capacity as a Special Warrantholder or a proxy for a Special Warrantholder. The legal advisors of the Corporation, the Underwriters, the Special Warrant Agent and any Special Warrantholders, respectively, may also attend a Meeting or Adjourned Meeting but do not have the right to vote, unless they have the right to vote as a Special Warrantholder or as a proxy for a Special Warrantholder.

6.6 Quorum

Subject to the provisions of Section 6.18, a quorum for a Meeting shall consist of two or more persons present in person and owning or representing by proxy not less than 25% of the aggregate number of the then outstanding Special Warrants.

6.7 Chairman

The Special Warrant Agent shall nominate a natural person as the chairman of a Meeting or Adjourned Meeting. If the person so nominated is not present within 15 minutes after the time set for holding the Meeting or Adjourned Meeting, the Special Warrantholders present in person or represented by proxy shall choose one of their number to be chairman. The chairman may vote any Special Warrants for which he or she is the registered holder.

6.8 Power to Adjourn

The chairman of any Meeting at which a quorum of the Special Warrantholders is present may, with the consent of the Meeting, adjourn any such meeting. Notice of such adjournment will be given in accordance with Section 6.4 with such other requirements, if any, as the Meeting may prescribe.

6.9 Adjourned Meeting

If a quorum of the Special Warrantholders shall not be present within 30 minutes from the time fixed for holding any Meeting, the Meeting, if summoned by the Special Warrantholders or on the written direction of any Special Warrantholders holding not less than 25% of the aggregate number of the then outstanding Special Warrants, shall be dissolved, but in any other case, the Meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same place and time. Any business may be brought before or dealt with at an Adjourned Meeting which might have been dealt with at the original Meeting in accordance with the notice calling the same. No business shall be transacted at any Meeting unless a quorum is present at the commencement of the Meeting. At the Adjourned Meeting, the Special Warrantholders present in person or represented by proxy shall form a quorum and may transact the business for which the Meeting was originally convened, notwithstanding that they may not hold at least 25% of the aggregate number of the then outstanding Special Warrants.

6.10 Show of Hands

Every question submitted to a meeting, other than an Extraordinary Resolution, will be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact. On a show of hands, every person who is present and entitled to vote, whether as a Special Warrantholder or as proxy for one or more absent Special Warrantholders, or both, shall have one vote.

6.11 Poll

When requested by one or more Special Warrantholders acting in person or by proxy and holding in the aggregate at least 5% of the aggregate number of the then outstanding Special Warrants, on every Extraordinary Resolution, or as directed by the chairman of a Meeting or Adjourned Meeting, the chairman of a Meeting or Adjourned Meeting shall request a poll on a question submitted to the Meeting. Except as otherwise required herein, if a question has been put to a poll, that question shall be decided by the affirmative vote of not less than a majority of the votes given on the poll. If the vote is tied, the motion shall not be carried. On a poll, each Special Warrantholder or person representing a Special Warrantholder by proxy shall be entitled to one vote for every Special Warrant of which he, she or it is the registered holder or of which the person being represented by proxy is the registered holder, as the case may be. A declaration made by the chairman that a resolution has been carried or lost is conclusive evidence thereof. In the case of joint registered Special Warrantholders, any one of them present in person or represented by proxy may vote in the absence of the other or others but when more than one of them is present in person or by proxy, they may only vote together in respect of the Special Warrants of which they are joint registered holders.

6.12 Regulations

Subject to the provisions of this Indenture, the Special Warrant Agent, or the Corporation with the approval of the Special Warrant Agent, may from time to time make and, thereafter, vary regulations not contrary to the provisions of this Indenture as it deems fit providing for and governing the following:

(a) setting a record date for a Meeting for determining Special Warrantholders entitled to receive notice of and vote at a Meeting;

(b) voting by proxy, the manner in which a proxy instrument must be executed, and the production of the authority of any person signing an instrument of a proxy on behalf of a Special Warrantholder;

(c) lodging and the means of forwarding the instruments appointing proxies, and the time before a Meeting or Adjourned Meeting by which an instrument appointing a proxy must be deposited;

(d) the form of the instrument of proxy; and

(e) any other matter relating to the conduct of a Meeting.

A regulation so made is binding and effective and votes given in accordance with such a regulation shall be valid and counted. The Special Warrant Agent may permit Special Warrantholders to make proof of ownership in the manner the Special Warrant Agent approves.

6.13 Powers of Special Warrantholders

By Extraordinary Resolution passed pursuant to this Article 6, the Special Warrantholders may:

(a) agree to any modification, abrogation, alteration, compromise, or arrangement of the rights of the Special Warrantholders whether arising under this Indenture, or otherwise at law, including the rights of the Special Warrant Agent in its capacity as special warrant agent hereunder, subject to the consent of the Special Warrant Agent (such consent not to be unreasonably withheld), or on behalf of the Special Warrantholders against the Corporation, which has been agreed to by the Corporation;

(b) direct and authorize the Special Warrant Agent to exercise any power, right, remedy or authority given to it by or under this Indenture in the manner specified in such resolution or to refrain from exercising any such power, right, remedy or authority;

(c) assent to any change in or omission from the provisions contained in this Indenture or the Special Warrant Certificates or any ancillary or supplemental instrument which is agreed to by the Corporation, or, with the consent of the Special Warrant Agent (such consent not to be unreasonably withheld), concerning any right of the Special Warrant Agent, and to authorize the Special Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(d) without limiting the generality of Sections 6.13(a) and (f), assent to an extension of time thereunder;

(e) remove the Special Warrant Agent or its successor in office and to appoint a new registrar and special warrant agent to take the place of the Special Warrant Agent so removed;

(f) upon the Special Warrant Agent being furnished with funding and an indemnity that is, in its discretion, sufficient, require the Special Warrant Agent to enforce any covenant or obligation of the Corporation contained in this Indenture or the Special Warrant Certificates, or to enforce any right of the Special Warrantholders in any manner specified in such Extraordinary Resolution, or to refrain from enforcing any such covenant, obligation or right;

(g) restrain any Special Warrantholder from instituting or continuing any suit or proceeding against the Corporation for the enforcement of a covenant on the part of the Corporation contained in this Indenture or any of the rights conferred upon the Special Warrantholders as set out in this Indenture or the Special Warrant Certificates;

(h) direct a Special Warrantholder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Special Warrantholder in connection therewith;

(i) subject to subsection 11.4 of this Indenture, waive and direct the Special Warrant Agent to waive a default by the Corporation in complying with any of the provisions of this Indenture or the Special Warrant Certificate either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(j) assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(k) appoint a committee with power and authority to exercise, and to direct the Special Warrant Agent to exercise, on behalf of the Special Warrantholders, such of the powers of the Special Warrantholders as are exercisable by Extraordinary Resolution; or

(l) amend, alter, or repeal any Extraordinary Resolution previously passed pursuant to this Section 6.13.

6.14 Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercised by the Special Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Special Warrantholders to exercise such power or combination of powers then or thereafter from time to time.

6.15 Minutes of Meetings

The Special Warrant Agent shall make and maintain minutes and records of all resolutions and proceedings at a Meeting or Adjourned Meeting at the expense of the Corporation and shall make available those minutes and records at the office of the Special Warrant Agent for inspection by a Special Warrantholder or his, her or its authorized representative and the Underwriters at reasonable times. If signed by the chairman of the Meeting or by the chairman of the next succeeding Meeting, such minutes shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such Meeting in respect of which minutes shall have been made shall be deemed to have been duly convened and held, and all the resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

6.16 Written Resolutions

Notwithstanding the foregoing, a written resolution or instrument signed in one or more counterparts by the Special Warrantholders holding not less than a majority of the Special Warrants outstanding in the case of an ordinary resolution, or not less than 66⅔% of the Special Warrants outstanding in the case of an Extraordinary Resolution, is deemed to be the same as, and to have the same force and effect as, an ordinary resolution or Extraordinary Resolution, as the case may be, duly passed at a Meeting or Adjourned Meeting.

6.17 Binding Effect

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 6 at a meeting of Special Warrantholders shall be binding upon all the Special Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Special Warrantholders in accordance with Section 6.16 shall be binding upon all the Special Warrantholders, whether signatories thereto or not, and each and every Special Warrantholder, the Corporation and the Special Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

6.18 Holdings by the Corporation or Subsidiaries of the Corporation Disregarded

In determining whether Special Warrantholders are present at a Meeting for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution or other action under this Indenture, Special Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation shall be disregarded. The Corporation will provide the Special Warrant Agent with, upon request, a certificate of the Corporation detailing its holdings and those of its subsidiaries and the various registrations.

ARTICLE 7
SUPPLEMENTAL INDENTURES, MERGER AND SUCCESSORS

7.1 Provision for Supplemental Indentures for Certain Purposes

From time to time, the Corporation (when authorized by action of the directors) and the Special Warrant Agent may, subject to the provisions hereof and shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a) adding to the provisions hereof such additional covenants, enforcement provisions and release provisions (if any) as in the opinion of Counsel are necessary or advisable, provided the same are not, in the opinion of the Special Warrant Agent, relying on the advice or opinion of Counsel, prejudicial to the interests of the Special Warrantholders;

(b) adding to the covenants of the Corporation in this Indenture for the protection of the Special Warrantholders;

(c) evidencing any succession (or successive successions) of other companies to the Corporation and the covenants of, and obligations assumed by, such successor (or successors) in accordance with the provisions of this Indenture;

(d) setting forth any adjustments resulting from the application of the provisions of Article 4;

(e) making such provisions not inconsistent with this Indenture as may be deemed necessary or desirable with respect to matters or questions arising hereunder, provided that, such provisions are not, in the opinion of the Special Warrant Agent, relying on the advice or opinion of Counsel, prejudicial to the interests of the Special Warrantholders;

(f) giving effect to an Extraordinary Resolution;

(g) rectifying any ambiguity, defective provision, clerical omission or mistake or manifest or other error contained herein or in any amendment or deed or indenture supplemental or ancillary hereto, provided that, in the opinion of the Special Warrant Agent, relying on the advice or opinion of Counsel, the rights of the Special Warrantholders are not prejudiced thereby and provided that the Special Warrant Agent may in its discretion decline to enter into any such supplemental indenture which in its opinion, relying on the opinion of Counsel, may not afford adequate protection to the Special Warrant Agent when the same will become operative;

(h) adding to or altering the provisions hereof in respect of the transfer of Special Warrants, making provision for the exchange of Special Warrant Certificates of different denominations, and making any modification in the form of the Special Warrant Certificate which does not affect the substance thereof;

(i) for any other purpose not inconsistent with the provisions of this Indenture, provided that, in the opinion of the Special Warrant Agent, relying on the advice or opinion of Counsel, the rights of the Special Warrant Agent and the Special Warrantholders are in no way prejudiced thereby; or

(j) providing for the issuance of additional Special Warrants hereunder and any consequential amendments hereto as may be required by the Special Warrant Agent, provided the same are not prejudicial to the interests of the Special Warrantholders, based on the opinion of Counsel.

7.2 Corporation May Consolidate, etc. on Certain Terms

Subject to Sections 3.14 and 4.2(d), nothing in this Indenture prevents any consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate or bodies corporate, or a conveyance or transfer of all or substantially all the properties and assets of the Corporation as an entirety to another body corporate lawfully entitled to acquire and operate the same, provided, however, that the body corporate formed by such consolidation, amalgamation, arrangement or into which such merger has been made, or which has acquired by conveyance or transfer all or substantially all the properties and assets of the Corporation as an entirety in circumstances resulting in the Special Warrantholders being entitled to receive property from or securities of such body corporate, shall execute prior to or contemporaneously with such consolidation, amalgamation, arrangement, merger, conveyance or transfer, an indenture supplemental hereto wherein the due and punctual performance and observance of all the covenants, obligations and conditions of this Indenture to be performed or observed by the Corporation are assumed by the successor body corporate. The Special Warrant Agent is entitled to receive and is fully protected in relying upon an opinion of Counsel that any such consolidation, amalgamation, arrangement, merger, conveyance or transfer, and a supplemental indenture executed in connection therewith, complies with the provisions of this Section 7.2.

7.3 Successor Body Corporate Substituted

Where the Corporation, pursuant to Section 7.2 hereof, is consolidated, amalgamated, arranged or merged with or into any other body corporate or bodies corporate or conveys or transfers all or substantially all of the properties and assets of the Corporation as an entirety to another body corporate, the successor body corporate formed by such consolidation, amalgamation, arrangement or into which the Corporation has been merged or which has received a conveyance or transfer as aforesaid succeeds to and is substituted for the Corporation hereunder with the same effect as nearly as may be possible as if it had been named herein. Such changes may be made in the Special Warrants as may be appropriate in view of such consolidation, amalgamation, arrangement, merger, conveyance or transfer.

ARTICLE 8

CONCERNING THE SPECIAL WARRANT AGENT

8.1 Duties of Special Warrant Agent

By way of supplement to the provisions of any statute for the time being relating to special warrant agents, and notwithstanding any other provision of this Indenture, in the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Special Warrant Agent shall act honestly and in good faith and shall exercise that degree of care, diligence and skill that a reasonably prudent special warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Special Warrant Agent from, or require any other person to indemnify the Special Warrant Agent against, any liability for its own gross negligence, wilful misconduct or fraud.

8.2 Action by Special Warrant Agent

The Special Warrant Agent is not obligated to do any act or thing except where required to do so by this Indenture and, in the case of a default, only when it has actual notice thereof.

8.3 Certificate of the Corporation

If, in the administration of its duties hereunder, the Special Warrant Agent deems it necessary or desirable that any matter be proved or established by the Corporation, prior to taking or suffering any action hereunder, the Special Warrant Agent may accept, act and rely upon, and shall be protected in accepting, acting and relying upon, a certificate of the Corporation as conclusive evidence of the truth of any fact relating to the Corporation or its assets therein stated and proof of the regularity of any proceedings or actions associated therewith, but the Special Warrant Agent may in its discretion require further evidence or information before acting or relying on any such certificate. In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Special Warrant Agent such additional evidence of compliance with any provision hereof, and in such form as may be prescribed by Applicable Legislation, under Section 8.6, or as the Special Warrant Agent may reasonably require by written notice to the Corporation. Whenever Applicable Legislation requires that evidence referred to in this Section 8.3 be in the form of a statutory declaration, the Special Warrant Agent may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by any one or more of the Chairman of the board of directors, the Chief Executive Officer, President or Chief Financial Officer of the Corporation or by any other officer or director of the Corporation to whom such authority is delegated by the directors from time to time.

8.4 Special Warrant Agent May Employ Experts

The Special Warrant Agent may, at the Corporation's expense, employ or retain such lawyers, accountants, engineers, appraisers or other experts, advisers or agents as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for such services rendered to it, but it is not responsible for any misconduct, mistake or error of judgment on the part of any of them, and the Corporation shall pay or reimburse the Special Warrant Agent for any reasonable fees, expenses and disbursements of such experts or advisors. The Corporation shall reimburse the Special Warrant Agent for all disbursements, costs and expenses made or incurred by the Special Warrant Agent in the discharge of its duties and in the management of its duties hereunder. The Special Warrant Agent may rely and act upon, and shall be protected from relying and acting upon, the opinion or advice of, or information obtained from, any such lawyer, accountant, engineer, appraiser or other expert, adviser or agent in relation to any matter arising in the administration of its duties hereunder. The Special Warrant Agent shall not incur any liability for the acts or omissions of such lawyers, accountants, engineers, appraisers or other experts, advisers or agents employed by the Special Warrant Agent in good faith.

8.5 Resignation and Replacement of Special Warrant Agent

(a) The Special Warrant Agent may resign and be discharged from all further obligations hereunder by giving to the Corporation written notice of at least 60 calendar days, or such shorter time period if acceptable to the Corporation, before the effective date of the resignation. If the Special Warrant Agent resigns, or becomes incapable of acting hereunder, the Corporation shall forthwith appoint in writing a new special warrant agent, unless a new Special Warrant Agent has already been appointed by the Special Warrantholders by Extraordinary Resolution.

(b) Failing such appointment by the Corporation or by the Special Warrantholders by Extraordinary Resolution, the retiring Special Warrant Agent, at the expense of the Corporation, or any Special Warrantholder may apply to a Judge of the Ontario Superior Court of Justice on such notice as such Judge may direct, for the appointment of a new special warrant agent. The Special Warrantholders may, by Extraordinary Resolution, remove the Special Warrant Agent (including a special warrant agent appointed by the Corporation or by a Judge as aforesaid) and appoint a new special warrant agent.

(c) Any new Special Warrant Agent appointed under the provisions of this Section 8.5 shall be a corporation authorized to carry on the business of a trust company in one or more provinces of Canada and, if required by Applicable Legislation of any province, in such province.

(d) On any new appointment, the new Special Warrant Agent is vested with the same powers, rights, duties and obligations as if it had been originally named as Special Warrant Agent without any further assurance, conveyance, act or deed; but there will be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring such powers, rights, duties, and responsibilities of the new Special Warrant Agent, provided that, any successor Special Warrant Agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, the predecessor Special Warrant Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor Special Warrant Agent an appropriate instrument transferring to such successor Special Warrant Agent all rights and powers of the Special Warrant Agent hereunder.

(e) On the appointment of a new Special Warrant Agent, the Corporation will promptly give notice thereof to the Special Warrantholders.

(f) Any Special Warrant Certificates certified but not delivered by a predecessor Special Warrant Agent may be delivered by the successor Special Warrant Agent in the name of the predecessor or successor Special Warrant Agent.

(g) Any corporation into which the Special Warrant Agent may be merged or consolidated or amalgamated, or to which all or substantially all of its corporate trust business is sold or otherwise transferred or any corporation resulting therefrom to which the Special Warrant Agent shall be a party, or any corporation succeeding to substantially the corporate trust business of the Special Warrant Agent shall be the successor to the Special Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation is eligible for appointment as successor Special Warrant Agent pursuant to Section 8.5(c).

8.6 Indenture Legislation

The Corporation and the Special Warrant Agent agree that each shall at all times in relation to this Indenture and to any action to be taken hereunder, observe and comply with and be entitled to the benefits of all Applicable Legislation. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Applicable Legislation, such mandatory requirement prevails.

8.7 Notice

The Special Warrant Agent shall not be bound to give any notice or do or take any act, action, or proceeding by virtue of the powers conferred on it hereby unless and until it is required to do so under the terms hereof, nor shall the Special Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Special Warrant Agent and in the absence of any such notice the Special Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice will in no way limit any discretion herein given the Special Warrant Agent to determine whether or not the Special Warrant Agent will take action with respect to any default. The Special Warrant Agent shall not be bound to give notice to any person of execution hereof.

8.8 Use of Proceeds

The Special Warrant Agent is in no way responsible for the use by the Corporation of the proceeds of the issue hereunder.

8.9 No Inquiries

In the exercise of any right or duty hereunder, the Special Warrant Agent, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Special Warrant Agent pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Special Warrant Agent if the Special Warrant Agent examines such evidence and determines that it complies with the applicable requirements of this Indenture. The Special Warrant Agent may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Proof of execution of any document or instrument in writing by a Special Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution, or in any other manner the Special Warrant Agent considers adequate and, in respect of a corporate Special Warrantholder, shall include a certificate of incumbency of such Special Warrantholder, together with a certified resolution authorizing the person who signs such instrument to sign such instrument. The Special Warrant Agent is not bound to make any inquiry or investigation as to the performance by the Corporation of the Corporation's covenants hereunder.

8.10 Actions by Special Warrant Agent to Protect Interest

The Special Warrant Agent shall have the power to institute and to maintain such actions and proceedings as it may consider reasonably necessary or expedient to preserve, protect or enforce its interests and the interests of the Special Warrantholders.

8.11 Special Warrant Agent Not Required to Give Security

The Special Warrant Agent is not required to give any bond or security with respect to the execution or administration of its duties and powers of this Indenture.

8.12 No Conflict of Interest

The Special Warrant Agent represents to the Corporation that, to the best of its knowledge, at the time of the execution and delivery by it of this Indenture, there exists no material conflict of interest in the role of the Special Warrant Agent hereunder but if, notwithstanding the provisions of this Section 8.12, such a material conflict of interest exists or arises, the validity and enforceability of this Indenture and the instruments issued hereunder are not affected in any manner whatsoever by reason only that such material conflict of interest exists or arises. The Special Warrant Agent shall, within 30 calendar days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 8.5.

8.13 Special Warrant Agent Not Ordinarily Bound

No provision of this Indenture shall require the Special Warrant Agent (and its officers, directors, employees and agents) to expend or risk its (or their) own funds or otherwise incur financial liability in the performance of any of its (or their) duties or in the exercise of any of its (or their) rights or powers unless it is (or they are) so indemnified and funded. The obligation of the Special Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Special Warrantholders hereunder, is conditional upon Special Warrantholders furnishing, when required in writing so to do by the Special Warrant Agent, funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Special Warrant Agent to protect and hold harmless the Special Warrant Agent against any costs, charges, expenses, loss, damage or liability by reason thereof. The Special Warrant Agent may, before commencing or at any time during the continuance of any such act, action, or proceeding, require the Special Warrantholders at whose instance it is acting to deposit with the Special Warrant Agent the Special Warrant Certificate(s) held by them, for which Special Warrant Certificate(s) the Special Warrant Agent shall issue receipt(s).

8.14 Special Warrant Agent May Deal in Instruments

Subject to Section 8.12, the Special Warrant Agent may in its personal or other capacity, buy, sell, lend upon and deal in and hold securities of the Corporation, including the Special Warrants, and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

8.15 Recitals or Statements of Fact Made by Corporation

Except for the representations contained in Sections 8.12 and in the certification or Authentication of the Special Warrant Agent of the Special Warrants Certificates and the Uncertificated Special Warrants, subject to the provisions hereof, the Special Warrant Agent is not liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Special Warrant Certificates and is not required to verify the same, but all such statements and recitals are and are deemed to have been made by the Corporation only.

8.16 Special Warrant Agent's Discretion Absolute

Except as herein otherwise provided, the Special Warrant Agent has, as regards to all the powers, authorities and discretions vested in it, absolute discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof.

8.17 No Representations as to Validity

The Special Warrant Agent is not:

(a) under any responsibility in respect of the validity of this Indenture or the execution and delivery thereof or (subject to Section 2.4(a) hereof) in respect of the validity or the execution of any Special Warrant Certificate;

(b) under any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c) bound to give notice to any person or persons of the execution hereof;

(d) responsible for any breach by the Corporation of any covenant or condition contained in this Indenture or in any Special Warrant Certificate and will not incur any liability or responsibility whatever or be in any way responsible for the consequences of any breach by the Corporation of any obligation herein contained or of any act of any director, officer, employee, or agent of the Corporation; or

(e) by any act hereunder, deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued as provided in this Indenture or in any Special Warrant Certificate or as to whether any Common Shares will when issued be duly authorized or be validly issued and fully paid and non-assessable. The duty and responsibility as to all the matters and things referred to in this Section 8.17 rests upon the Corporation and not upon the Special Warrant Agent and the failure of the Corporation to discharge any such duty and responsibility does not in any way render the Special Warrant Agent liable or place upon it any duty or responsibility for breach of which it would be liable.

8.18 Special Warrant Agent's Authority to Carry on Business

The Special Warrant Agent represents to the Corporation that at the date hereof it is authorized to carry on the business of a trust company in Alberta and British Columbia. If, notwithstanding the provisions of this Section 8.18, it ceases to be authorized to carry on such business in Alberta and British Columbia, the validity and enforceability of this Indenture and of the Special Warrants issued hereunder are not affected in any manner whatsoever by reason only of such event, provided that, the Special Warrant Agent shall, within 30 calendar days after ceasing to be authorized to carry on such business in Alberta and British Columbia, either become so authorized or resign in the manner and with the effect specified in Section 8.5.

8.19 Indemnification of Special Warrant Agent

Without limiting any protection or indemnity of the Special Warrant Agent under any other provision hereof or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Special Warrant Agent and its affiliates, their successors, assigns, and each of their directors, officers, employees and agents (the "Indemnified Parties") and save them harmless from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, charges, payments, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Indemnified Parties in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, charges, payments, expenses and other disbursements arising by reason of the gross negligence, wilful misconduct or fraud of the Indemnified Parties. Notwithstanding the foregoing or any other provision of this Indenture, any liability of the Special Warrant Agent, other than gross negligence, wilful misconduct, bad faith and fraud, shall be limited, in the aggregate, to the amount of annual retainer fees paid by to the Special Warrant Agent under this Indenture in the twelve months immediately prior to the Special Warrant Agent receiving the first notice of the claim. This provision shall survive the resignation or removal of the Special Warrant Agent or the termination of this Indenture. In the absence of gross negligence, wilful misconduct or fraud on its part, the Special Warrant Agent will not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in performance of its duties under this Agreement. In no event will the Special Warrant Agent be liable for special, indirect, consequential, or punitive loss or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Special Warrant Agent has been advised of the possibility of such damages. The Special Warrant Agent shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its Counsel, may involve it in expense or liability, unless the Corporation shall, so often as reasonably required, furnish the Special Warrant Agent with satisfactory indemnity and funding against such expense or liability.

8.20 Third Party Interests

The Corporation hereby represents to the Special Warrant Agent that any account to be opened by, or interest to be held by, the Special Warrant Agent in connection with this Indenture, for or to the credit of such party, either: (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation agrees to complete and execute forthwith a declaration in the Special Warrant Agent's prescribed form as to the particulars of such third party.

8.21 Compliance with Anti-Money Laundering Legislation

The Special Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Special Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist legislation or economic sanctions legislation, regulation or guideline. Further, should the Special Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti- terrorist legislation or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 calendar days' written notice to the Corporation, provided: (i) that the Special Warrant Agent's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Special Warrant Agent's satisfaction within such 10-day period, then such resignation shall not be effective.

8.22 Not Appointed Receiver

The Special Warrant Agent and any person related to the Special Warrant Agent will not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

8.23 Compliance with Privacy Policy

The Corporation acknowledges that the Special Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such party and/or its representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a) to provide the services required under this Indenture and other services that may be requested by the Corporation from time to time;

(b) to help the Special Warrant Agent manage its servicing relationships with such individuals;

(c) to meet the Special Warrant Agent's legal and regulatory requirements; and

(d) if Social Insurance Numbers are collected by the Special Warrant Agent, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

The Corporation acknowledges and agrees that the Special Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as special warrant agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its privacy policy, which the Special Warrant Agent shall make available on its website or upon request, including revisions thereto. Further, the Corporation agrees that it shall not provide or cause to be provided to the Special Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless the Corporation has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

ARTICLE 9

NOTICES

9.1 Notice to Corporation, Special Warrant Agent and Underwriters

Any notice, direction or other instrument addressed to the Corporation, Special Warrant Agent or Underwriters under the provisions of this Indenture is valid and effective if in writing delivered personally, sent by registered letter, postage prepaid or sent by PDF via email:

(a) If to the Corporation:

Caldas Gold Corp.

401 Bay Street

Suite 2400, P.O. Box 15 Toronto, Ontario M5H 2Y4

Attention: Mike Davies, Chief Financial Officer

Email: mdavies@caldasgold.ca

with a copy to (which shall not constitute notice):

Wildeboer Dellelce LLP

Wildeboer Dellelce Place

365 Bay Street, Suite 800

Toronto, Ontario M5H 2V1

Attention: Peter Volk
Email: pvolk@wildlaw.ca

(b) If to the Special Warrant Agent:

Odyssey Trust Company United Kingdom Building

323 - 409 Granville Street

Vancouver, British Columbia V6C 1T2

Attention: VP, Corporate Trust
Email: corptrust@odysseytrust.com

(c) If to the Underwriters, to the Co-Lead Underwriters on behalf of the Underwriters, as follows:

Scotia Capital Inc.

40 King Street West Scotia Plaza, 64th Floor Toronto, Ontario M5W 2X6

Attention: Elian Terner, Managing Director, Investment Banking
Email: elian.terner@scotiabank.com

Canaccord Genuity Corp.

161 Bay Street, Suite 3000

P.O. Box 516

Toronto, Ontario M5J 2S1

Attention: Eugene McBurney
Email: GMcBurney@cgf.com

with a copy to (which shall not constitute notice):

Borden Ladner Gervais LLP

Bay Adelaide Centre, East Tower

22 Adelaide Street West, Suite 3400

Toronto, Ontario M5H 4E3

Attention: Andrew Powers
Email: APowers@blg.com

Any notice, direction or other instrument aforesaid will, if delivered personally, be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the third Business Day following the date of the postmark on such notice, direction or other instrument and, if sent by PDF via email, be deemed to have been given and received on the day it was so sent unless it was sent:

(a) on a day which is not a business day in the place to which it was sent; or

(b) after 5:00 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a business day in the place to which it was sent.

The Corporation, the Special Warrant Agent or the Underwriters, as the case may be, may from time to time notify the others in the manner provided in this Section 9.1 of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation, the Special Warrant Agent or the Underwriters, as the case may be, for all purposes of this Indenture.

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Special Warrant Agent, to the Corporation or to the Underwriters hereunder could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in this Section 9.1, or by electronic transmission or other means of prepaid, transmitted and recorded communication.

9.2 Notice to Special Warrantholders

Any notice to the Special Warrantholders under the provisions of this Indenture is valid and effective if delivered, sent by regular mail or sent by courier, to each Special Warrantholder at its address appearing on the register of Special Warrants kept by the Special Warrant Agent or, in the case of joint holders, to the first such address, and, if delivered or couriered, shall be deemed to have been given and received on the day it was delivered and, if mailed, shall be deemed to have been received on the third Business Day following the date of the postmark on such notice. Accidental error or omission in giving notice or accidental failure to mail notice to any Special Warrantholder will not invalidate any action or proceeding founded thereon. All notices may be given to whichever one of the Special Warrantholders (if more than one) is named first in the appropriate register hereinbefore mentioned, and any notice so given shall be sufficient notice to all Special Warrantholders of and any other persons (if any) interested in such Special Warrants.

If, by reason of any interruption of mail service, actual or threatened, any notice to be given to the Special Warrantholders by the Special Warrant Agent or the Corporation would be unlikely to reach or likely to be delayed in reaching its destination in the ordinary course of mail, such notice shall be valid and effective only if published twice: (i) in the Report on Business section in the national edition of The Globe & Mail newspaper; and (ii) in such other place or places and manner, if any, as the Corporation may require. Any notice given to Special Warrantholders by publication shall be deemed to have been given on the last day on which publication shall have been effected.

A copy of any notice provided to the Special Warrantholders shall be concurrently provided to the Underwriters and the Special Warrant Agent in the manner specified in Section 9.1.

ARTICLE 10

POWER OF BOARD OF DIRECTORS

10.1 Board of Directors

In this Indenture, where the Corporation is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Corporation, by any duly appointed committee of the directors of the Corporation or by those officers of the Corporation authorized to exercise such acts.

ARTICLE 11

MISCELLANEOUS PROVISIONS

11.1 Further Assurances

The parties covenant and agree from time to time, as may be reasonably required by any party hereto, to execute and deliver such further and other documents and do all matters and things which are convenient or necessary to carry out the intention of this Indenture more effectively and completely.

11.2 Unenforceable Terms

If any term, covenant or condition of this Indenture or the application thereof to any party or circumstance is invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable is not affected thereby and each remaining term, covenant or condition of this Indenture is valid and enforceable to the fullest extent permitted by law.

11.3 No Waiver

No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder is deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party. Failure on the part of either party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, does not constitute a waiver by such party of its rights hereunder.

11.4 Waiver of Default

Notwithstanding Section 11.3 above, upon the happening of any default hereunder:

(a) the holders of not less than 50% of the Special Warrants plus one Special Warrant then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution created under Article 6) by requisition in writing to instruct the Special Warrant Agent to waive any default hereunder and the Special Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b) the Special Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Special Warrant Agent may deem advisable, if, in the Special Warrant Agent's opinion, relying on the opinion of Counsel, the same shall have been cured or adequate provision made therefor;

provided that, no delay or omission of the Special Warrant Agent or of the Special Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Special Warrant Agent or of the Special Warrantholders shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

11.5 Immunity of Shareholders

Subject to the contractual right of action given by the Corporation to the Special Warrantholders in the subscription agreements between the Corporation and the purchasers of the Special Warrants, given in Section 3.17 herein and to be contained in the Prospectus, and subject to any other rights or remedies available to the Special Warrantholders under applicable securities legislation or otherwise, the Special Warrant Agent and, by the acceptance of the Special Warrant Certificate or other evidence of ownership in the case of Uncertificated Special Warrants and as part of the consideration for the issue of the Special Warrants, the Special Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation or of any successor corporation on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Special Warrant Certificates.

11.6 Limitation of Liability

Subject to Section 11.5, the obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or of any successor corporation or any of the past, present or future officers, employees or agents of the Corporation or of any successor corporation, but only the property of the Corporation or of any successor corporation shall be bound in respect hereof.

11.7 Suits by Special Warrantholders

(a) No Special Warrantholder has any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless the Special Warrantholders by Extraordinary Resolution have made a request to the Special Warrant Agent and the Special Warrant Agent has been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name and the Special Warrantholders or any of them have furnished to the Special Warrant Agent, when so requested by the Special Warrant Agent, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Special Warrant Agent has failed to act within a reasonable time or the Special Warrant Agent has failed to actively pursue any such act or proceeding.

(b) Subject to the provisions of Section 11.7(a) and otherwise in this Indenture, all or any of the rights conferred upon a Special Warrantholder by the terms of a Special Warrant may be enforced by such Special Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Special Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Special Warrantholders from time to time.

11.8 Force Majeure

Except for the payment obligations of the Corporation contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, pandemics, earthquakes or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 11.8.

11.9 Enurement

This Indenture enures to the benefit of and is binding upon the parties hereto and their respective successors and assigns and, subject to Sections 4.1(d), 7.2 and 8.5(g), may not be assigned by either party hereto without the consent in writing of the other party, such consent not to be unreasonably withheld.

11.10 Counterparts and Formal Date

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of the Closing Date.

Each of the parties hereto shall be entitled to rely on delivery of a PDF or other electronic copy of this Indenture and acceptance by each such party of any such PDF or other electronic copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

11.11 Satisfaction and Discharge of Indenture

Upon the occurrence of the Deemed Exercise Time and if and once all Underlying Securities required to be issued in compliance with the provisions hereof have been issued and delivered hereunder, this Indenture (except for any indemnities given to the Special Warrant Agent) shall cease to be of further effect and the Special Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Special Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, and upon payment to the Special Warrant Agent of the fees and other remuneration payable to the Special Warrant Agent, the Special Warrant Agent shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Special Warrant Agent by the Corporation hereunder, Section 2.5(g) and Section 3.17 shall remain in full force and effect and survive the termination of this Indenture.

11.12 Provisions of Indenture and Special Warrants for the Sole Benefit of Parties and Special Warrantholders

Nothing in this Indenture or the Special Warrants, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders from time to time of the Special Warrants any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Warrantholders.

11.13 Further Assurances

Each of the parties hereto, including the Corporation, subject to Applicable Legislation, shall do or cause to be done all such acts and things and execute such further documents, agreements and assurances as may reasonably be necessary or advisable from time to time to carry out the provisions of this Indenture in accordance with their true intent.

11.14 Formal Date and Effective Date

For the purpose of convenience, this Indenture is referred to as bearing the formal date of July 29, 2020; however, notwithstanding such formal date, this Indenture becomes effective as between the Corporation and any particular Special Warrantholder upon the date of issuance of a Special Warrant to such Special Warrantholder.

[Remainder of page intentionally left blank.]

The parties hereto have executed this Indenture under the hands of their proper officers in that behalf as of the date first written above.

CALDAS GOLD CORP.

Per:	(Signed) "Mike Davies"
Authorized Signatory

ODYSSEY TRUST COMPANY

Per:	(Signed) "Dan Sander"
Authorized Signatory

Per:	(Signed) "Amy Douglas"
Authorized Signatory

SCHEDULE "A"

FORM OF SPECIAL WARRANT CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE NOVEMBER 30, 2020.

[Each CDS Global Special Warrant originally issued in Canada and held by the Depository, and each CDS Global Special Warrant issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Corporation may prescribe from time to time:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO CALDAS GOLD CORP. (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS, HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]

[For all Special Warrants required to bear the legend in Section 5.8(b) of the Indenture, include the following:

"THE SECURITIES REPRESENTED HEREBY [IN THE CASE OF SPECIAL WARRANTS AND WARRANTS: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT AND IS AVAILABLE FOR RESALE OF THE SECURITIES, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR RULE 144A THEREUNDER, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. THE HOLDER FURTHER UNDERSTANDS AND AGREES THAT IN THE EVENT OF A TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D) OR (E), THE CORPORATION WILL REQUIRE A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

SPECIAL WARRANT CERTIFICATE

CALDAS GOLD CORP.

(a corporation existing under the laws of British Columbia)

No. [⬤] CUSIP NO: 12878L149 ISIN NO: CA12878L1498	«Number» SPECIAL WARRANTS entitling the holder to acquire one Unit (comprised of one Underlying Share and one Underlying Warrant) for each Special Warrant, subject to adjustment as set out below

THIS IS TO CERTIFY that, for value received, «Name» (the "Special Warrantholder") is the registered holder of the number of special warrants (the "Special Warrants") stated above and is entitled to acquire in the manner and at the time, and subject to the restrictions contained in the Indenture (as defined below), one common share and one common share purchase warrant (collectively, the "Underlying Securities") of Caldas Gold Corp. (the "Corporation") per Special Warrant represented hereby (subject to adjustment as set out below and in the Indenture), all without payment of any additional consideration.

The Special Warrants represented by this certificate are issued under and pursuant to a certain indenture (the "Indenture") made as of July 29, 2020 between the Corporation and Odyssey Trust Company (the "Special Warrant Agent") (which expression includes any successor special warrant agent appointed under the Indenture), to which Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which such Special Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All terms defined in the Indenture are used herein as so defined. In the event of any conflict or inconsistency between the provisions of the Indenture and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture shall prevail. The Corporation will furnish to the holder of this Special Warrant Certificate, upon request and without charge, a copy of the Indenture.

Unless previously exercised by way of voluntary exercise, the Special Warrants represented by this Special Warrant Certificate will be deemed to be automatically exercised immediately prior to 5:00 p.m. (Toronto time) on the earlier of:

(i) the date that is the fifth Business Day after the date on which the receipt (the "Receipt") for a (final) short form prospectus qualifying the distribution of the Underlying Securities issuable upon the exercise or deemed exercise of the Special Warrants (the "Prospectus") has been issued by the securities commissions or similar regulatory authority (the "Securities Regulators") in each of the provinces of Canada, except Quebec, in which Special Warrants are sold (the "Designated Jurisdictions"); and

(ii) the date that is 4 months and one day after the date hereof (the "Deemed Exercise Time").

If any Special Warrants have not been voluntarily exercised by the holder thereof prior to the Deemed Exercise Time, then such Special Warrants will be deemed to have been exercised, delivered and surrendered by the holders thereof immediately prior to the Deemed Exercise Time without any payment or further action on the part of the holders.

The Corporation will use its commercially reasonable efforts to obtain the Receipt for the Prospectus on or before 5:00 p.m. (Toronto time) on September 21, 2020 (the "Qualification Deadline"). If the Receipt for the Prospectus is not issued prior to the Qualification Deadline, then each holder of a Special Warrant will be entitled to receive upon the deemed exercise of each Special Warrant, without payment of any additional consideration or further action on the part of the holder thereof, 1.1 Units per Special Warrant, on the Deemed Exercise Date. References to "Underlying Securities" herein include any additional Underlying Securities resulting from such adjustment.

The holder of this Special Warrant Certificate may, at any time before the Deemed Exercise Time, exercise all or any number of the Special Warrants represented hereby, by surrendering to the Special Warrant Agent a Special Warrant Certificate or Special Warrant Certificates representing the number of Special Warrants to be exercised, together with the duly completed and executed exercise form attached as Appendix "1" hereto in accordance with the instructions contained in Appendix "3" attached hereto. Any such exercise, at a time when the Corporation has not received the Receipt for the Prospectus from the Securities Regulators or the Prospectus has not been delivered to the Special Warrantholder, is subject to compliance with, and may be restricted by, Applicable Legislation. If, at the time of the exercise of the Special Warrants, there remain restrictions on resale under Applicable Legislation on the Underlying Securities acquired, the Corporation may endorse the certificates representing the Underlying Securities acquired with respect to such resale restrictions.

The Underlying Securities in respect of which the Special Warrants are exercised or deemed exercised will be deemed to have been issued on the date of such exercise, at which time each Special Warrantholder will be deemed to have become the holder of record of such Underlying Securities.

After the exercise or deemed exercise of Special Warrants, the Special Warrant Agent shall within five (5) Business Days of such exercise or deemed exercise cause to be mailed or delivered to each Special Warrantholder at its address specified in the register for the Special Warrants maintained by the Special Warrant Agent or to such address as the Corporation may specify in writing to the Special Warrant Agent prior to the exercise of such Special Warrants, certificates for the appropriate number of Underlying Securities issuable in respect of such Special Warrants, not exceeding those which such Special Warrantholder is entitled to acquire pursuant to the Special Warrants so exercised.

The holder of this Special Warrant Certificate may at any time up to the Deemed Exercise Time, upon written instruction delivered to the Special Warrant Agent and payment of the charges provided for in the Indenture and otherwise in accordance with the provisions of the Indenture, exchange this Special Warrant Certificate for other Special Warrant Certificate(s) evidencing the same number of Special Warrants represented by this Special Warrant Certificate. If the holder of this Special Warrant Certificate exercises some but not all of the Special Warrants represented hereby, he or she will be entitled to receive, without charge, a new Special Warrant Certificate representing the unexercised number of the Special Warrants represented hereby.

The number of Underlying Securities which may be acquired by a Special Warrantholder upon the exercise or deemed exercise of Special Warrants is also subject to and governed by Article 4 of the Indenture with respect to anti-dilution provisions, including provisions for the appropriate adjustment of the class, number and price of the securities issuable hereunder upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the shares, payment of stock dividends or amalgamation of the Corporation.

The holding of the Special Warrants evidenced by this Special Warrant Certificate does not constitute the Special Warrantholder a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as expressly provided herein and in the Indenture.

The Special Warrants may only be transferred by the Special Warrantholder (or its legal representatives or its attorney duly appointed), on the register kept at the office of the Special Warrant Agent, in accordance with applicable laws and upon compliance with the conditions set out in the Indenture, by delivering to the Special Warrant Agent's Vancouver, British Columbia office the Special Warrant Certificate, along with a duly executed Form of Transfer attached as Appendix "2" hereto, and complying with such other reasonable requirements as the Corporation and the Special Warrant Agent may prescribe and such transfer shall be duly noted on the register by the Special Warrant Agent.

The holder understands and acknowledges that the Special Warrants and Underlying Securities issuable hereunder upon the exercise or deemed exercise of the Special Warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or under the securities laws of any state of the United States, and that the Special Warrants originally issued in the United States or to, or for the account or benefit of, a person in the United States or a U.S. person are, and any Underlying Securities issued upon the exercise or deemed exercise of such Special Warrants will be, "restricted securities" within the meaning of Rule 144(a)(3) of the 1933 Act. "United States" and "U.S. person" have the respective meanings assigned in Regulation S ("Regulation S") under the 1933 Act.

This Special Warrant Certificate shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

After the exercise or deemed exercise of any of the Special Warrants represented by this Special Warrant Certificate, the Special Warrantholder shall no longer have any rights under either the Indenture or this Special Warrant Certificate with respect to such Special Warrants, other than the right to receive certificates representing the Underlying Securities issuable on the exercise or deemed exercise of those Special Warrants, and those Special Warrants shall be void and of no further value or effect.

The Indenture contains provisions making binding upon all Special Warrantholders resolutions passed at meetings of such holders in accordance with such provisions or by instruments in writing signed by the Special Warrantholders holding a specified percentage of the Special Warrants.

Time shall be of the essence hereof.

The Corporation has caused this Special Warrant Certificate to be executed and the Special Warrant Agent has caused this Special Warrant Certificate to be countersigned by its duly authorized officers as of this day of __________, 2020.

CALDAS GOLD CORP.

Per:
Authorized Signatory

COUNTERSIGNED BY:

ODYSSEY TRUST COMPANY

Per:
Authorized Signatory

APPENDIX "1"
SPECIAL WARRANT CERTIFICATE - EXERCISE FORM

TO:	CALDAS GOLD CORP. (the "Corporation")

AND TO:	ODYSSEY TRUST COMPANY

1. The undersigned hereby irrevocably subscribes for and exercises the right to acquire:

_______________ common shares of the Corporation (or such number of other securities or property to which such Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Special Warrant Certificate) according to the provisions of the Indenture referenced in the accompanying Special Warrant Certificate; and

_______________ warrants of the Corporation (or such number of other securities or property to which such Special Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Special Warrant Certificate) according to the provisions of the Indenture referenced in the accompanying Special Warrant Certificate

2. The common shares and warrants (or other securities or property) are to be registered as follows:

Name:

Address in full:

Number of common shares:

Number of warrants:

3. Such securities should be sent by courier to (name and address in full):

If the number of Special Warrants exercised is less than the number of Special Warrants represented hereby, the undersigned requests that the new Special Warrant Certificate representing the balance of the Special Warrants be registered in the name of the undersigned and should be sent by courier to:

4. The undersigned understands that upon the exercise of Special Warrants issued in the "United States" or to, or for the account or benefit of, a "U.S. person" or a person in the United States, the Underlying Securities will continue to be "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act and may be offered, sold, pledged or otherwise transferred only (i) to the Corporation, (ii) outside of the United States in accordance with Rule 904 of Regulation S under the 1933 Act and applicable local laws and regulations, (iii) pursuant to an exemption from the registration requirements of the 1933 Act such as provided by (b) Rule 144 under the 1933 Act, if available, or (b) Rule 144A under the 1933 Act, if available, and in any such case in accordance with applicable state securities laws, or (iv) pursuant to an effective registration statement under the 1933 Act.

DATED at _____________________ this _____ day of _____________, 2020

Signature Witnesses or Guaranteed	(Signature of Special Warrantholder, to be the same as appears on the face page of this Special Warrant Certificate)
Name of Special Warrantholder:
Address (Please print):

Notes to Special Warrantholders:

(1) In order to voluntarily exercise the Special Warrants represented by this certificate, prior to the Deemed Exercise Time pursuant to Section 5.2 of the Indenture, this exercise form must be delivered to the Special Warrant Agent, together with this Special Warrant Certificate. Refer to the instructions to Special Warrantholders attached as Appendix "3" to this Special Warrant Certificate.

(2) The signature(s) must be guaranteed by a Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Medallion Guaranteed", with the correct prefix covering the face value of the certificate.

(3) The Underlying Shares and Underlying Warrants issued on exercise prior to the Deemed Exercise Time will be subject to restrictions on resale under applicable securities legislation and will be endorsed with legends that effect.

APPENDIX "2"
SPECIAL WARRANT CERTIFICATE - FORM OF TRANSFER

TO:	CALDAS GOLD CORP. (the "Corporation")

AND TO:	ODYSSEY TRUST COMPANY

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name) _________(the "Transferee"), of ________(residential address) _______Special Warrants of Caldas Gold Corp. registered in the name of the undersigned on the records of Odyssey Trust Company represented by the attached certificate, and irrevocably appoints _______________________as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

In the case of a Special Warrant Certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A)	the transfer is being made only to the Corporation;

☐	(B)	the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "1933 Act"), and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule "D" to the Indenture;

☐	(C)	the transfer is being made pursuant to the exemption from the registration requirements of the 1933 Act provided by (i) Rule 144 under the 1933 Act, if available, or (ii) Rule 144A under the 1933 Act, if available, and in either case in accordance with applicable state securities laws; or

☐	(D)	the transfer is being made in another transaction that does not require registration under the 1933 Act or any applicable state securities laws.

in the case of a transfer in accordance with (C)(i) or (D) above, the Corporation and the Special Warrant Agent shall first have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, to such effect.

Signature Guaranteed	(Signature of Special Warrantholder, to be the same as appears on the face page of this Special Warrant Certificate)
Name of Special Warrantholder:
Address (Please print):

Note to Special Warrantholders:

(1) In order to transfer the Special Warrants represented by this Special Warrant Certificate, this transfer form must be delivered to the Special Warrant Agent, together with this Special Warrant Certificate at the following address:

Odyssey Trust Company United Kingdom Building

323 - 409 Granville Street

Vancouver, British Columbia V6C 1T2

(2) The signature(s) must be guaranteed by a Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Medallion Guaranteed", with the correct prefix covering the face value of the certificate.

(3) The Underlying Shares and Underlying Warrants issued on exercise prior to the Deemed Exercise Time will be subject to restrictions on resale under applicable securities legislation and will be endorsed with legends that effect.

APPENDIX "3"

SPECIAL WARRANT CERTIFICATE - INSTRUCTIONS TO SPECIAL WARRANTHOLDERS

TO EXERCISE:

If the Special Warrantholder voluntarily exercises Special Warrants prior to the Deemed Exercise Time pursuant to Section 5.2 of the Indenture, it must complete, sign and deliver:

(a) the Exercise Form, attached as Appendix "1"; and

(b) the Special Warrant Certificates,

to the Special Warrant Agent indicating the number of Underlying Securities to be acquired. In such case, the signature of such registered holder on the exercise form must be witnessed.

TO TRANSFER:

If the Special Warrantholder wishes to transfer Special Warrants, then the Special Warrantholder must complete, sign and deliver (as appropriate):

(a) the Transfer Form attached as Appendix "2"; and

(b) the Special Warrant Certificates,

to the Special Warrant Agent indicating the number of Special Warrants to be transferred.

If the Special Warrant Certificate is transferred, the Special Warrantholder's signature on the transfer form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

For the protection of the holder, it would be prudent to use registered mail if forwarding by mail.

GENERAL:

If the transfer form or exercise form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Special Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Special Warrant Agent.

The name and address of the Special Warrant Agent is:

Odyssey Trust Company

United Kingdom Building

323 - 409 Granville Street

Vancouver, British Columbia V6C 1T2

Attention: VP, Corporate Trust
Email: corptrust@odysseytrust.com

SCHEDULE "B"

NOTICE

Reference is made to the Special Warrant Indenture (the "Indenture") dated July 29, 2020 between Caldas Gold Corp. (the "Corporation") and Odyssey Trust Company, as special warrant agent. All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Indenture. The Corporation, a corporation existing under the laws of the Province of British Columbia, hereby gives notice to the registered holders of the Underlying Securities issued upon the exercise or deemed exercise of the Special Warrants in accordance with the terms of the Indenture of the following:

(a) the Underlying Securities so issued upon the exercise or deemed exercise of the Special Warrants have been issued to: (i) in respect of Special Warrants that are not CDS Global Special Warrants, the person or persons in whose name or names the Underlying Securities so subscribed for are to be issued as specified in the Special Warrant register; or (ii) in respect of CDS Global Special Warrants, the Depository;

(b) the number of Underlying Shares and Underlying Warrants issued is equal to the number of Underlying Shares and Underlying Warrants issuable, in accordance with the terms of the Indenture, per Special Warrant exercised or deemed exercised; and

(c) the Corporation will furnish to the registered holders of the Underlying Securities, on demand and without charge, a full copy of the text of:

(1) the rights, privileges, restrictions and conditions attached to the Common Shares; and

(2) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

CALDAS GOLD CORP.

Per:
Authorized Signatory

B-1

SCHEDULE "C"
NOTICE OF RECEIPTED PROSPECTUS

TO:	Odyssey Trust Company, as special warrant agent (the "Special Warrant Agent")

AND TO:	Scotia Capital Inc. and Canaccord Genuity Corp., on behalf of the Underwriters

Reference is made to the special warrant indenture dated July 29, 2020 (the "Special Warrant Indenture") between Caldas Gold Corp. (the "Corporation") and the Special Warrant Agent. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to such terms in the Special Warrant Indenture.

Pursuant to Section 3.7 of the Special Warrant Indenture, the Corporation hereby provides notice to the Special Warrant Agent and the Underwriters that a Receipt for the Prospectus has been issued as of [⬤] and that the Special Warrants will be deemed to be exercised effective as of [⬤].

The Corporation hereby confirms that no adjustment has occurred pursuant to the terms of the Special Warrant Indenture.

CALDAS GOLD CORP.

Per:
Authorized Signatory

C-1

SCHEDULE "D"
FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Odyssey Trust Company, as special warrant agent (the "Special Warrant Agent")

AND TO:	Caldas Gold Corp. (the "Corporation")

The undersigned (A) acknowledges that the sale of of the Corporation represented by certificate number to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that: (1) the undersigned is not (a) an "affiliate" (as that term is defined in Rule 405 under the U.S. Securities Act) of the Corporation, (b) a "distributor" as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a "designated offshore securities market" (such as the TSX Venture Exchange or the Toronto Stock Exchange) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any "directed selling efforts" in the United States in connection with the offer and sale of such securities; (4) the sale was bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the contemplated sale was not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:	X
Authorized Signatory

Name of Seller (Please Print)

Name of Authorized Signatory (Please Print)

Title of Authorized Signatory (Please Print)

Affirmation By Seller's Broker-Dealer (required for sales in accordance with Section (B)(2)(b) above)

We have read the foregoing representations of our customer, _______________________(the "Seller") dated __________________, with regard to our sale, for such Seller's account, of the securities of the Corporation described therein, and on behalf of ourselves we certify and affirm that: (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States; (B) the transaction was executed on or through the facilities of a designated offshore securities market; (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities; and (D) no selling concession, fee or other remuneration is being paid to us in connection with this offer and sale other than the usual and customary broker's commission that would be received by a person executing such transaction as agent. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Name of Firm

By:
Authorized Officer

Date:

D-1